                                                                     EXHIBIT 2.3

                           PURCHASE AND SALE AGREEMENT

                            CPR PUERTO RICO PORTFOLIO

                                     BETWEEN

                              CPR DEL SOL LP, S.E.
                              CPR ESCORIAL LP, S.E.
                               CPR CAYEY LP, S.E.
                            CPR PALMA REAL LP, S.E.
                              CPR ISABELA LP, S.E.
                                       AND
                             CPR SAN GERMAN LP, S.E.
                             COLLECTIVELY, AS SELLER

                                       AND

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION
                                  AS PURCHASER

                                NOVEMBER 2, 2004

                                Table of Contents

                                                                           Page
                                                                           ----
1. DEFINITIONS ........................................................      1
     1.1  Defined Terms ...............................................      1
     1.2  Construction ................................................     11
2. The Property .......................................................     11
     2.1  Description .................................................     11
     2.2  "AS-Is" Purchase ............................................     12
     2.3  Agreement to Convey .........................................     13
     2.4  All or Nothing Basis ........................................     13
3. Price and Payment ..................................................     14
     3.1  Purchase Price ..............................................     14
     3.2  Payment .....................................................     14
     3.3  Assumption of Existing Financing ............................     15
     3.4  Closing .....................................................     15
     3.5  Escrow Provisions ...........................................     15
     3.6  Net Earnout Adjustment ......................................     16
     3.7  Reserve Reimbursement Adjustment ............................     17
     3.8  Rent Commencement Adjustment ................................     18
     3.9  Surface Rights Lease Adjustment .............................     18
     3.10 Construction Costs Adjustment ...............................     19
4. Inspections and Approvals ..........................................     19
     4.1  Inspections; Access .........................................     19
     4.2  Title and Survey ............................................     21
     4.3  Contracts ...................................................     22
     4.4  Permitted Encumbrances ......................................     22
     4.5  Purchaser's Right to Terminate ..............................     23
     4.6  Delivery of Title Policy at Closing .........................     23
5. SELLERS' COVENANTS FOR PERIOD Prior to Closing .....................     23
     5.1  Insurance ...................................................     23
     5.2  Operation ...................................................     23
     5.3  New Contracts ...............................................     23
     5.4  Leases ......................................................     24
     5.5  Other Documents .............................................     25

PURCHASE AND SALE AGREEMENT - PAGE i
CPR PROPERTY

                                Table of Contents
                                   (continued)

                                                                           Page
                                                                           ----
     5.6  Reports .....................................................     25
     5.7  Additional Encumbrances .....................................     25
     5.8  Employment Agreements .......................................     25
     5.9  Notices .....................................................     25
     5.10 Cayey Construction ..........................................     25
     5.11 Escorial Construction .......................................     26
     5.12 Del Sol Construction ........................................     27
     5.13 Leasing Costs ...............................................     28
     5.14 Consents ....................................................     28
     5.15 Recording of Deed ...........................................     28
     5.16 Books and Records ...........................................     28
     5.17 Security Deposits ...........................................     28
     5.18 Compliance with Documents ...................................     28
     5.19 Lease Terminations Upon Purchaser's Request .................     28
6. Representations and Warranties .....................................     29
     6.1  By Seller ...................................................     29
     6.2  By Purchaser ................................................     31
     6.3  Mutual ......................................................     32
     6.4  Modifications ...............................................     32
7. Costs and Prorations ...............................................     33
     7.1  Sellers' Costs ..............................................     33
     7.2  Purchaser's Costs ...........................................     33
     7.3  Prorations of Income and Expenses ...........................     34
     7.4  Proration of Taxes ..........................................     38
     7.5  Prorations in General .......................................     38
     7.6  Corrections .................................................     38
     7.7  Draft Statements ............................................     38
     7.8  Purpose and Intent ..........................................     38
8. Damage, Destruction or Condemnation ................................     39
     8.1  Material Event ..............................................     39

PURCHASE AND SALE AGREEMENT - PAGE ii
CPR PROPERTY

                                Table of Contents
                                   (continued)

                                                                           Page
                                                                           ----
     8.2  Immaterial Event ............................................     39
     8.3  Dispute .....................................................     39
9. Notices ............................................................     39
10. CONDITIONS TO CLOSING .............................................     40
     10.1 Purchaser's Conditions ......................................     40
     10.2 Sellers' Conditions .........................................     43
11. Closing and Escrow ................................................     43
     11.1 Escrow Instructions .........................................     43
     11.2 Sellers' Deliveries .........................................     43
     11.3 Purchaser's Deliveries ......................................     45
     11.4 Possession ..................................................     46
     11.5 Insurance ...................................................     46
     11.6 Notice Letters ..............................................     46
12. Default; Failure of Condition .....................................     46
     12.1 Purchaser Default ...........................................     46
     12.2 Seller Default ..............................................     46
     12.3 New Defects .................................................     47
13. RELEASES OF PORTIONS OF THE PROPERTY ..............................     47
     13.1 Cayey Theater Parcel ........................................     47
     13.2 San German Condemnation .....................................     48
     13.3 Additional Existing Obligations .............................     48
     13.4 Survival ....................................................     49
14. Miscellaneous .....................................................     49
     14.1 Entire Agreement ............................................     49
     14.2 Severability ................................................     50
     14.3 Applicable Law ..............................................     50
     14.4 Jurisdiction ................................................     50
     14.5 Assignability ...............................................     50
     14.6 Successors Bound ............................................     50
     14.7 Breach ......................................................     51

PURCHASE AND SALE AGREEMENT - PAGE iii
CPR PROPERTY

                                Table of Contents
                                   (continued)

                                                                           Page
                                                                           ----
     14.8  Captions ...................................................     51
     14.9  No Partnership .............................................     51
     14.10 Counterparts ...............................................     51
     14.11 Recordation ................................................     51
     14.12 Submission of Agreement ....................................     51
     14.13 Tax Protest ................................................     51
     14.14 Indemnification, Survival and Limitation; Sellers' Knowledge     51
     14.15 No Processing ..............................................     53
     14.16 Calculation of Time Periods ................................     53
     14.17 Section 1031 Exchange ......................................     54
     14.18 Arbitration ................................................     54
     14.19 Limitation of Liability ....................................     54
     14.20 Delivery of Financial Statements ...........................     55
     14.21 Time of the Essence ........................................     55

PURCHASE AND SALE AGREEMENT - PAGE iv
CPR PROPERTY

                                LIST OF EXHIBITS

Exhibit 1.1.12         Cayey Outparcel Space
Exhibit 1.1.19         Construction Documents
Exhibit 1.1.27         Credit-Worthy Tenants
Exhibit 1.1.32         Del Sol Parking Deck
Exhibit 1.1.37         List of Environmental Reports
Exhibit 1.1.41         Escorial Outparcel Space
Exhibit 1.1.57         Legal Descriptions
Exhibit 1.1.59         Schedules of Leases
Exhibit 1.1.65         List of Loan Documents
Exhibit 1.1.80         Personal Property
Exhibit 1.1.103        Rent Rolls
Exhibit 3.6.1          Vacant Spaces
Exhibit 3.6.2          Capitalization Rates
Exhibit 3.7            Lender Reserves
Exhibit 4.3            Schedules of Service Contracts
Exhibit 4.4.6          Permitted Encumbrances
Exhibit 5.4            Base Rent for Vacant Space
Exhibit 5.10.1         Cayey Construction Contracts/Plans
Exhibit 5.10.2         Cayey Budget
Exhibit 5.11.1         Escorial Construction Contracts/Plans
Exhibit 5.11.2         Escorial Budget
Exhibit 5.12.1         Del Sol Construction Contracts/Plans
Exhibit 5.12.2         Del Sol Budget
Exhibit 6.1.14         Security Deposits
Exhibit 6.1.15         Lease Defaults
Exhibit 6.1.17         Tenant Termination Notices
Exhibit 6.1.21         Insurance Policies
Exhibit 7.3.1          Leasing Commissions
Exhibits 7.4.2         Tenants That Pay Taxes Directly to CRIM
Exhibit 10.1.2         Form of Tenant Estoppel Certificate
Exhibit 10.1.3         Form of REA Estoppel Certificate
Exhibit 10.1.7         Form of Income Support Agreement
Exhibit 10.1.8         Form of Income Support Escrow Agreement
Exhibit 10.2.4         Form of Management Agreement
Exhibit 11.2.2         Form of Bill of Sale
Exhibit 11.2.3         Form of Assignment and Assumption of Leases
Exhibit 11.2.4         Form of Assignment and Assumption of Contracts, Permits
                       and Warranties
Exhibit 11.2.5         Form of Assignment and Assumption of REA
Exhibit 11.2.7         Form of Tenant Notice Letter
Exhibit 13.1           Theater LOI
Exhibit 13.2           Expropriation Parcel
Exhibit 13.3           Existing Post-Closing Agreement
Exhibit 14.14.10       Form of Holdback Escrow Agreement
Exhibit 14.20          Letter of Representation

PURCHASE AND SALE AGREEMENT - PAGE v
CPR PROPERTY

                                   TERM SHEET

PURCHASER:                   Developers Diversified Realty Corporation

SELLERS:                     CPR Del Sol LP, S.E.
                             CPR Escorial LP, S.E.
                             CPR Cayey LP, S.E.
                             CPR Palma Real LP, S.E.
                             CPR Isabela LP, S.E.
                             CPR San German LP, S.E.

PROPERTIES:                  Plaza Del Sol Shopping Center
                             Plaza Escorial Shopping Center
                             Plaza Cayey Shopping Center
                             Plaza Palma Real Shopping Center
                             Plaza Isabela Shopping Center
                             San German Project

PURCHASE PRICE:              $569,216,739.00

EFFECTIVE DATE:              November 2, 2004

APPROVAL DATE:               December 20, 2004

CLOSING DATE:                January 10, 2005, subject to Section 14.21

PURCHASE AND SALE AGREEMENT - PAGE vi
CPR PROPERTY

                                                                   CPR Portfolio

                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of the 2nd day of November, 2004 (the "Effective Date"), is made by and between CPR DEL SOL LP, S.E. ("CPR Del Sol"), CPR ESCORIAL LP, S.E. ("CPR Escorial"), CPR CAYEY LP, S.E. ("CPR cayey"), CPR PALMA REAL LP, S.E. ("CPR Palma Real"), CPR ISABELA LP, S.E. ("CPR Isabela"), and CPR SAN GERMAN LP, S.E. ("CPR San German"), each a Delaware limited partnership (each a "Seller" and collectively, the "Sellers"), and DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation ("Purchaser").

                                    RECITALS:

      CPR Del Sol owns certain improved real property commonly known as Plaza del Sol located in Bayamon, Puerto Rico ("Plaza del Sol"); CPR Palma Real owns certain improved real property commonly known as Plaza Palma Real located in Humacao, Puerto Rico ("Plaza Palma Real") CPR Isabela owns certain improved real property commonly known as Plaza Isabela located in Isabela, Puerto Rico ("Plaza Isabela"); CPR Escorial owns certain improved real property commonly known as Plaza Escorial located partially in San Juan and partially in Carolina, Puerto Rico ("Plaza Escorial"); CPR cayey owns certain improved real property commonly known as Plaza cayey Centro located in cayey, Puerto Rico ("Plaza cayey"); and CPR San German owns two parcels of improved real property located in San German, Puerto Rico (the "San German Project"), a portion of one of which is leased to a tenant operating a Pep Boys, and the other of which is leased to tenants operating, respectively, a cinema, a Pollo Tropical restaurant and a Burger King restaurant.

      Subject to the terms and conditions contained herein, Sellers desire to sell, and Purchaser desires to purchase, the Property (as defined below).

      NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

1. DEFINITIONS.

      1.1 Defined Terms. Defined terms used in this Agreement shall, unless the context otherwise requires, have the following meanings:

            1.1.1 "Aggregate Income Decrease" means the excess, if any of (a) the aggregate base rents set forth in the Rent Rolls with respect to the Leases which are still in effect at Closing over (b) the aggregate base rent under such Leases as of the Closing Date. For the purposes of determining Aggregate Income Decease, income from Leases executed, terminated or expired after the date of the Rent Rolls shall not be taken into account, nor shall any difference in the rent payable by the Tenant under the BB&B Lease, if such Tenant is paying an alternative rent as a result of the Del Sol Parking Deck Work or construction of the Surface Rights Space.

PURCHASE AND SALE AGREEMENT - PAGE 1
CPR PROPERTY

            1.1.2 "Approval Date" means December 20, 2004.

            1.1.3 "Assumed Indebtedness" shall mean the indebtedness consisting of the outstanding principal balance of the Existing Financing as of the Closing Date.

            1.1.4 "BB&B Lease means that certain Lease dated October 6, 2000 between BY Ventures S.E. and Bed, Bath & Beyond, Inc.

            1.1.5 "Best Buy Costs" means the costs of any tenant improvement work to be performed by the landlord under any lease entered into for the Surface Rights Space between CPR Del Sol or Purchaser and Best Buy Company, Inc. or any replacement tenant and any costs payable by such landlord with respect to the recording of any deed for the purposes of recording the structure constructed by Best Buy Company, Inc. or any replacement tenant as a part of its work under the such lease; provided, that if such lease is executed after the Closing, such costs shall not exceed the costs payable by landlord under the draft of the Best Buy lease delivered to Purchaser prior to the Effective Date.

            1.1.6 "Broker" has the meaning set forth in Section 6.3.

            1.1.7 "business day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to be closed in the State of New York.

            1.1.8 "Cap Rate" has the meaning set forth in Section 3.6.

            1.1.9 "cayey Construction Adjustment" has the meaning set forth in
Section 5.10.

            1.1.10 "cayey Construction Contracts" has the meaning set forth in
Section 5.10.

            1.1.11 "cayey Outparcel Lease" means any lease for all or any portion of the cayey Outparcel Space.

            1.1.12 "cayey Outparcel Space" means the one story, 9,800 leasable square foot building to be constructed at Plaza cayey in the location shown on
Exhibit 1.1.12, together with appurtenant improvements, if any.

            1.1.13 "cayey Plans" has the meaning set forth in Section 5.10.

            1.1.14 "Claims" has the meaning set forth in Section 2.2.3.

            1.1.15 "Closing" has the meaning set forth in Section 3.4.

            1.1.16 "Closing Date" means January 10, 2005, subject to Section 14.21.

            1.1.17 "Consensual Liens" means any mortgage, deed of trust, judgment lien or other lien, charge, claim, security interest or pledge encumbering any of the Property in a specified or readily ascertainable dollar amount (with the exception of any deeds of mortgage and other Loan Documents which relate to Existing Financing or any leasehold mortgages

PURCHASE AND SALE AGREEMENT - PAGE 2
CPR PROPERTY
granted by any tenant of the Property or any lien which any tenant of the Property is obligated to cure under its Lease).

            1.1.18 "Construction Costs Adjustment" means the sum of the Del Sol Parking Deck Adjustment, the cayey Construction Adjustment and the Escorial Construction Adjustment.

            1.l.19 "Construction Documents" means the documents, instruments, agreements and other items described in Exhibit 1.1.19.

            1.1.20 "Construction Obligations" means any and all obligations to perform on- site or off-site construction required by any Leases, REAs, Loan Documents or Service Contracts.

            1.1.21 "CPR cayey" has the meaning set forth in the first paragraph of this Agreement.

            1.1.22 "CPR Del Sol" has the meaning set forth in the first paragraph of this Agreement.

            1.1.23 "CPR Escorial" has the meaning set forth in the first paragraph of this Agreement.

            1.1.24 "CPR Isabela" has the meaning set forth in the first paragraph of this Agreement.

            1.1.25 "CPR Palma Real" has the meaning set forth in the first paragraph of this Agreement.

            1.1.26 "CPR San German" has the meaning set forth in the first paragraph of this Agreement.

            1.1.27 "Credit-Worthy" means a tenant which (a) is currently, or has been, a tenant at the Property, the CRV Property or the MPR Property (other than any tenant which has materially breached its lease, is insolvent or is subject to a bankruptcy or creditor's rights proceeding, or had a history of significant arrears), (ii) is listed on Exhibit 1.1.27 hereto, or (iii) otherwise satisfies customary financial criteria required by landlords of similar retail shopping centers.

            1.1.28 "CRV Agreement" means that certain Purchase and Sale Agreement of even date among CRV Rio Hondo LP, LLLP, CRV Del Atlantico LP, LLLP, CRV Rexville LP, LLLP, CRV Senorial LP, LLLP and CRV Hamilton Land Acquisition LP, LLLP and Purchaser with respect to the CRV Property.

            1.1.29 "CRV Property" means, collectively, Plaza Rio Hondo, Plaza del Atlantico, Rexville Plaza, EI Senorial Mall and the Hamilton Land, as more particularly described in the CRV Agreement.

            1.1.30 "Del Sol Construction Contracts" has the meaning set forth in Section 5.11.

PURCHASE AND SALE AGREEMENT - PAGE 3
CPR PROPERTY

            1.1.31 "Del Sol Parking Deck Adjustment" has the meaning set forth in Section 5.11.

            1.1.32 "Del Sol Parking Deck Work" means the additional one story to be constructed on the existing parking deck at Plaza del Sol in the location shown on Exhibit 1.1.32.

            1.1.33 "Del Sol Plans" has the meaning set forth in Section 5.12.

            1.1.34 "Deposit" has the meaning set forth in Section 3.2.1.

            1.1.35 "Disbursement Notice" has the meaning set forth in Section 3.5.3.

            1.1.36 "Environmental Laws" means the following: any federal, state or local law (including, without limitation, the Commonwealth of Puerto Rico), statute, ordinance, rule, regulation, guideline, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to
(x) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human environmental health or environmental safety, or
(y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Atomic Energy Act, the Nuclear Waste Policy Act of 1982, the federal Occupational Safety and Health Act of 1970, the Puerto Rico Public Policy Environmental Act and regulations promulgated thereunder, each as amended and as now in effect.

            1.1.37 "Environmental Reports" means the environmental reports prepared for the Sellers in connection with their acquisition of the Property, as described in Exhibit 1.1.37.

            1.1.38 "Escorial Construction Adjustment" has the meaning set forth in Section 5.11.

            1.1.39 "Escorial Construction Contracts" has the meaning set forth in Section 5.11.

            1.1.40 "Escorial Outparcel Lease" means any lease for all or any portion of the Escorial Outparcel Space.

            1.1.41 "Escorial Outparcel Space" means the one story, 3,100 leasable square foot building to be constructed at Plaza Escorial in the location shown on Exhibit 1.1.41 together with appurtenant improvements, if any.

            1.1.42 "Escorial Plans" has the meaning set forth in Section 5.11.

PURCHASE AND SALE AGREEMENT - PAGE 4
CPR PROPERTY

            1.1.43 "Escrow Agent" means the Title Company or any other Person reasonably acceptable to Sellers and Purchaser, to be determined prior to the Approval Date.

            1.1.44 "Existing Financing" means the loan made by Lender to the Sellers in the original principal amount of $365,000,000.00.

            1.1.45 "Existing Post Closing Agreement" has the meaning set forth in Section 13.3.

            1.1.46 "Force Majeure" means the inability of Sellers to perform (or delay in performance of) any construction required hereunder by reason of strikes, inability to procure materials, failure of power, riots, insurrection, war, earthquake, hurricane or tornado (or comparable weather conditions of unusual severity) or other reasons of a like nature which are beyond the reasonable control of Sellers.

            1.1.47 "Governmental Entity" has the meaning set forth in Section 6.1.7.

            1.1.48 "Hazardous Materials" means any substance presently defined, designated or classified as environmentally hazardous, toxic, radioactive or dangerous, or otherwise presently regulated as such under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Materials includes, without limitation, any toxic waste, pollutant, contaminant, environmentally hazardous substance, toxic substance, hazardous waste, special waste, industrial environmentally hazardous or toxic substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, and any and all of the following, including mixtures thereof: any environmentally hazardous substance, pollutant, contaminant, waste, by-product or constituent presently regulated under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides presently regulated under the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; asbestos and asbestos-containing materials, PCBs and other substances presently regulated under the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, presently regulated under the Atomic Energy Act or the Nuclear Waste Policy Act of 1982; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. Section 1910.1200 et seq.; and industrial process and pollution control wastes, whether or not hazardous within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.

            1.1.49 "Holdback Escrow Agreement" has the meaning set forth in
Section 14.14.10.

            1.1.50 "Home Depot" means Home Depot Puerto Rico, Inc.

            1.1.51 "Improvements" means the buildings, parking areas, improvements, and fixtures now situated on the Land.

PURCHASE AND SALE AGREEMENT - PAGE 5
CPR PROPERTY

            1.1.52 "Income Support Agreement" has the meaning set forth in
Section 10.1.7.

            1.1.53 "Income Support Escrow Agreement" has the meaning set forth in Section 10.1.8.

            1.1.54 "Income Support Payments" has the meaning set forth in the Income Support Agreement.

            1.1.55 "Income Support Term" has the meaning set forth in the Income Support Agreement.

            1.1.56 "Inspection Period" means the period commencing on the Effective Date and ending at 5:00 p.m. (New York time) on the Approval Date.

            1.1.57 "Land" means certain land described as follows (each a "Parcel" and collectively, the "Parcels"): (a) land located in Bayamon, Puerto Rico and more specifically described as Parcel 1 in Exhibit 1.1.57 attached hereto (the "Plaza Del Sol Parcel"), (b) land located in Humacao, Puerto Rico and more specifically described as Parcel 2 in Exhibit 1.1.57 attached hereto (the "Plaza Palma Real Parcel"), (c) land located in Isabela, Puerto Rico and more specifically described as Parcel 3 in Exhibit 1.1.57 attached hereto (the "Plaza Isabela Parcel"), (d) land located in partially in San Juan and partially in Carolina, Puerto Rico and more specifically described as Parcel 4 in Exhibit
1.157 attached hereto (the "Plaza Escorial Parcel"), (e) land located in Cayey, Puerto Rico and more specifically described as Parcel 5 in Exhibit 1.1.57 attached hereto (the "Plaza Cayey Parcel") and (f) land located in San German, Puerto Rico and more specifically described as Parcel 6 in Exhibit 1.1.57 attached hereto (the "San German Parcel"); excluding the land and buildings, if any, specifically identified as either "not included" or "not owned" by Sellers on Exhibit 1.157.

            1.1.58 "Lease Earnout Amount" has the meaning set forth in Section 3.6.

            1.1.59 "Leases" means the leases, lease amendments, improvement agreements, subleases, assignments, licenses, concessions and other occupancy agreements, including those in effect on the date of this Agreement which are identified on Exhibit 1.159, and any new leases entered into pursuant to Section 5.4, which as of the Closing (as hereinafter defined) affect all or any portion of the Land or Improvements and any lease guaranties in favor of any Seller with respect to any such Leases.

            1.1.60 "Leasing Costs" has the meaning set forth in Section 7.3.1.

            1.1.61 "Lender" means.

            1.1.62 "Lender Reserves" has the meaning set forth in Section 3.7.

            1.1.63 "Lender's Consent" has the meaning set forth in Section
10.1.5.

            1.1.64 "Liens" means all liens (including, without limitation, mortgage liens (with the exception of any deeds of mortgage and other Loan Documents which relate to Existing

PURCHASE AND SALE AGREEMENT - PAGE 6
CPR PROPERTY

Financing), deeds of trust, judgement liens, mechanics' liens, and liens for Taxes which are due and payable), charges, claims, security interests or pledges affecting the Property.

            1.1.65 "Loan Documents" means the documents and instruments evidencing and securing the Existing Financing, as more particularly described on Exhibit 1.1.65.

            1.1.66 "Losses" has the meaning set forth in Section 14.14.1.

            1.1.67 "Management Agreements" has the meaning set forth in Section 10.2.5.

            1.1.68 "Manager" has the meaning set forth in Section 10.2.4.

            1.1.69 "Maximum Indemnification Amount" has the meaning set forth in
Section 14.14.6.

            1.1.70 "MPR Agreement" means that certain Purchase and Sale Agreement of even date among MPR Del Norte LP, S.E., MPR Vega Baja LP, S.E., MPR Fajardo LP, S.E., MPR Del Oeste LP, S.E., MPR Guyama LP, S.E. and Purchaser with respect to the MPR Property.

            1.1.71 "MPR Property" means, collectively, Plaza del Norte, Plaza Fajardo, Plaza Del Oeste, Plaza Vega Baja and Plaza Wal*Mart, as more particularly described in the MPR Agreement.

            1.1.72 "Net Earnout Adjustment" has the meaning set forth in Section 3.6.

            1.1.73 "Objection Notice" has the meaning set forth in Section
3.5.3.

            1.1.74 "Parcel(s)" has the meaning set forth in Section 2.1.1.

            1.1.75 "Percentage Rent" means rent in the form of a percentage of a tenant's gross sales in excess of a predetermined threshold or breakpoint.

            1.1.76 "Permits" means, to the extent transferable, all building permits, use permits, certificates of occupancy and other certificates, permits, licenses and approvals used in the operation of the Land and/or Improvements.

            1.1.77 "Permitted Encumbrances" has the meaning set forth in Section 4.4.

            1.1.78 "Permitted Assignee" has the meaning set forth in Section
14.5.

            1.1.79 "Person" shall mean any natural person, corporation, limited partnership, limited liability company, limited liability partnership, general partnership, joint stock company, joint venture, real estate investment trust, association, company, trust, bank, trust company, land trust, vehicle trust, business trust or other organization irrespective of whether it is a legal entity, or any government or agency or political subdivision thereof.

            1.1.80 "Personal Property" means all right, title and interest of each Seller in and to any personal property used in connection with the operation, repair and maintenance of the

PURCHASE AND SALE AGREEMENT - PAGE 7
CPR PROPERTY

Property, including but not limited to all furniture, holiday decorations, machinery, apparatus, and equipment generally described on Exhibit 1.1.80 attached hereto, subject to depletions, replacements and additions in the ordinary course of each Seller's business.

            1.1.81 "Plans" means, to the extent transferable, all plans and specifications for the Improvements to the extent such plans and specifications are currently owned by the Sellers and in the possession and control of Sellers, the Manager or their affiliates.

            1.1.82 "Plaza Cayey" has the meaning set forth in the Recitals to this Agreement.

            1.1.83 "Plaza Cayey Parcel" has the meaning set forth in Section 2.1.1.

            1.1.84 "Plaza del Sol" has the meaning set forth in the Recitals to this Agreement.

            1.1.85 "Plaza del Sol Parcel" has the meaning set forth in Section 2.1.1.

            1.1.86 "Plaza Escorial" has the meaning set forth in the Recitals to this Agreement.

            1.1.87 "Plaza Escorial Parcel" has the meaning set forth in Section 2.1.1.

            1.1.88 "Plaza Isabela" has the meaning set forth in the Recitals to this Agreement.

            1.1.89 "Plaza Isabela Parcel" has the meaning set forth in Section 2.1.1.

            1.1.90 "Plaza Palma Real" has the meaning set forth in the Recitals to this Agreement.

            1.1.91 "Plaza Palma Real Parcel" has the meaning set forth in
Section 2.1.1.

            1.1.92 "Portfolio Percentage" means an amount equal to (a) the square footage in excess of 99% of the aggregate leasable square footage of the Property, divided by (b) the square footage in excess of 99% of the aggregate leasable square footage of the Property, the MPR Property and the CRV Property.

            1.1.93 "Prior Owners" means BY Ventures, S.E., Palma Real Associates, S.E., Plaza Isabela Development, S.E., Plaza Escorial Partners, S.E., San German Commercial Developers, S.E. and Cayey Developers, S.E.

            1.1.94 "Project(s)" means each Parcel and the portion of the Property relating to such Parcel.

            1.1.95 "Proper" has the meaning set forth in Section 2.1.

            1.1.96 "Purchase Price" has the meaning set forth in Section 3.1.

PURCHASE AND SALE AGREEMENT - PAGE 8
CPR PROPERTY

            1.1.97 "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

            1.1.98 "Purchaser Indemnitees" has the meaning set forth in Section 14.14.1.

            1.1.99 "Purchaser's Agents" has the meaning set forth in Section
4.1.2. 1.1.100 "REA Parties" means the parties to the REAs other than Sellers.

            1.1.101 "REAs" means, collectively, (i) that certain Deed of Easements with Covenants and Restrictions Affecting Land, Number 264 executed before Notary Public Juan C. Galanes Valldejuli on December 24th, 1997, by and among Wal-Mart Puerto Rico, Inc., Plaza Escorial Partners, S.E. ("PEPSE") and Home Depot, presented for and pending recording at Entry 276 of Volume 190 of the Book of Daily Entries of the Registry of Property of Puerto Rico, Second Section of Carolina; (ii) that certain Deed of Constitution of Easements and Restrictive Covenants, Number 16 executed before Notary Public Jose Ricardo Toro Morales on December 24th, 1997, by and between PEPSE and Home Depot, presented for and pending recording at Entry 277 of Volume 190 of the Book of Daily Entries of the Registry of Property of Puerto Rico, Second Section of Carolina;
(iii) that certain Deed of Constitution of Easements and Restrictive Covenants, Number 6 executed before Notary Jose Ricardo Toro Morales on June 4, 1998, by and between By Ventures, S.E. and Home Depot, presented for and pending recording at entry 211 of volume 242 of the Book of Daily Entries of the Registry of Property of Puerto Rico, Third Section of Bayamon; and (iv) that certain Deed of Easements with Covenants and Restrictions Affecting Land Number 13, executed before Notary Public Juan C. Galanes Valldejuli on October 3, 2000, by and among Cayey Developers, S.E. and Wal-Mart Puerto Rico, Inc., pending presentation at the Registry of Property of Puerto Rico.

            1.1.102 "Rent Commencement Adjustment" has the meaning set forth in
Section 3.8.

            1.1.103 "Rent Rolls" means the Rent Rolls annexed hereto as Exhibit 1.1.103.

            1.1.104 "Required Tenant(s)" means any tenant under any Lease which demises 10,000 square feet or more in any Project.

            1.1.105 "Reserve Reimbursement Adjustment" has the meaning set forth in Section 3.7.

            1.1.106 "San German Parcel" has the meaning set forth in Section
2.1.1

            1.1.107 "San German Project" has the meaning set forth in the Recitals to this Agreement.

            1.1.108 "Security Deposits" means any security deposits deposited by Tenants under Leases (whether cash or non-cash), together with any interest which has accrued thereon as required by the terms of such Lease, but only to the extent such interest has accrued for the account of the respective Tenant or as required by law, to the extent not applied to such Tenants' obligations under the Leases.

PURCHASE AND SALE AGREEMENT - PAGE 9
CPR PROPERTY

            1.1.109 "Seller(s)" has the meaning set forth in the first paragraph of this Agreement.

            1.1.110 "Service Contracts" means, subject to Section 4.3, all contracts and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property, the terms of which extend beyond midnight of the day preceding the Closing Date.

            1.1.111 "Servicer" means a servicer of Lender, designated by and acting on behalf of Lender with respect to the Existing Financing. The current Servicer is GMAC Commercial Mortgage Corporation.

            1.1.112 "Surface Rights Lease" means any lease of the Surface Rights Space.

            1.1.113 "Surface Rights Lease Adjustment" has the meaning set forth in Section 3.9.

            1.1.114 "Surface Rights Rent" has the meaning set forth in Section 3.9.

            1.1.115 "Surface Rights Space" means the area above the existing Bed, Bath & Beyond store at Plaza del Sol.

            1.1.116 "Survey(s)" has the meaning set forth in Section 4.1.1.

            1.1.117 "Survival Period" has the meaning set forth in Section 14.14.1.

            1.1.118 "Tax" or "Taxes" means all taxes, fees, levies, or other assessments, imposed by the United States or any state, commonwealth (including Puerto Rico), territory, country, local, or foreign government or subdivision or agency thereof including, without limitation, income, gross receipts, excise, real and personal property, premiums, municipal, capital, value-added, goods and services, consumption, sales, transfer, license, payroll, and franchise taxes, and such term shall include any interest, penalties, or additions to tax attributable to such taxes, fees, levies, or other assessments.

            1.1.119 "Tenant" means each tenant, subtenant, lessee, sublessee, licensee or other occupant of one or more of the Projects pursuant to a Lease.

            1.1.120 "Terminated Lease Credit Amount" has the meaning set forth in Section 3.6.

            1.1.121 "Termination Notice" has the meaning set forth in Section
4.5.

            1.1.122 "Theater Consideration" has the meaning set forth in Section 13.1.

            1.1.123 "Theater LOI" has the meaning set forth in Section 13.1.

            1.1.124 "Title Commitments" has the meaning set forth in Section
4.2.

PURCHASE AND SALE AGREEMENT - PAGE 10
CPR PROPERTY

            1.1.125 "Title Company" means Commonwealth Land Title Insurance Company.

            1.1.126 "Title Policy" has the meaning set forth in Section 4.6.

            1.1.127 "Vacant Space" has the meaning set forth in Section 3.6.

            1.1.128 "Vacant Space Leases" has the meaning set forth in Section 3.6.

            1.1.129 "Warranties" means, to the extent transferable, any unexpired guarantees, warranties, performance bonds or other bonds and security issued by third-parties in favor of any Seller relating to the Improvements, the Personal Property or any Construction Obligations.

            1.1.130 "Weighted Average Rent" mean an amount equal to (a) the aggregate annual base or minimum rent payable during the first lease year (without taking into account any free-rent period) under all Vacant Space Leases, divided by (b) the aggregated leasable square feet demised under all Vacant Space Leases.

      1.2 Construction.

            1.2.1 As used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa, as the context requires.

            1.2.2 Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

            1.2.3 The Recitals, Schedules and Exhibits annexed hereto, and the capitalized terms defined therein, are hereby incorporated by reference into the body of this Agreement as if the same were fully set forth herein.

            1.2.4 Whenever used herein, the term "including" shall be construed to mean "including without limitation."

2. THE PROPERTY.

      2.1 Description. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Sellers agree to sell and transfer, and Purchaser agrees to purchase and acquire (or cause Permitted Assignees to purchase and acquire), all right, title, and interest in and to the following (collectively, the "Property"):

            2.1.1 The Land;

            2.1.2 The Improvements;

            2.1.3 The Personal Property;

PURCHASE AND SALE AGREEMENT - PAGE 11
CPR PROPERTY

            2.1.4 To the extent transferable, all streets, alleys, passages, easements (including, without limitation, reciprocal easement agreements, if any), rights of way, ways, water, water courses, privileges, licenses, hereditaments, and any appurtenances and other rights and benefits belonging to or inuring to the benefit of each Seller and pertaining to the Parcel owned by such Seller, if any;

            2.1.5 The Leases and Security Deposits;

            2.1.6 The REAs;

            2.1.7 The Service Contracts;

            2.1.8 The Warranties;

            2.1.9 The Permits;

            2.1.10 The Plans;

            2.1.11 The Lender Reserves; and

            2.1.12 to the extent transferable, all right, title and interest in and to all utilities, utility lines, utility connections, utility commitments, and utility capacity, and all reservations therefor and rights therein, relating to any component of the Projects; and the present and future use of water, water capacity, water rights, wastewater, wastewater capacity, drainage, and other utility rights and facilities in connection with or benefiting any component of the Projects

            2.1.13 The names (a) ""Plaza Del Sol" with respect to the Plaza Del Sol Project, (b) "Plaza Palma Real" with respect to the Plaza Palma Real Project, (c) "Plaza Isabela" with respect to the Plaza lsabela Project,
(d) "Plaza Escorial" with respect to the Plaza Escorial Project, and (e) "Plaza Cayey Centro" with respect to the Plaza Cayey Project.

      2.2 "As-Is" Purchase.

            2.2.1 Except as expressly set forth in this Agreement, the Property is being sold in an "AS IS, WHERE IS" condition and "WITH ALL FAULTS" as of the date of this Agreement and of Closing. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Sellers or by any partner, officer, person, firm, agent, attorney or representative acting or purporting to act on behalf of Sellers as to (i) the condition or state of repair of the Property;
(ii) the compliance or non-compliance of the Property with any applicable laws, regulations or ordinances (including, without limitation, any applicable zoning, building or development codes); (iii) the value, expense of operation, or income potential of the Property; (iv) any other fact or condition which has affected or might affect the Property or the condition, state of repair, compliance, value, expense of operation or income potential of the Property or any portion thereof; or (v) whether the Property contains Hazardous Material or pertaining to the extent, location or nature of same. Purchaser's sole remedy for any violation of Environmental Laws which becomes known to Purchaser for the first time after the end of the Inspection Period and prior to Closing is to either
(a) terminate this Agreement in its entirety (except for continuing obligations that survive the Closing or termination of this Agreement pursuant to the terms of

PURCHASE AND SALE AGREEMENT - PAGE 12
CPR PROPERTY
this Agreement (herein called the "Surviving Obligations")) and to receive a refund of the Deposit, or (b) close without reduction in the Purchase Price. Except as provided in Section 14.14, Purchaser expressly waives any claims against Sellers under any Environmental Law, whether based on statute or common law.

            2.2.2 The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for full investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto.

            2.2.3 Except for the obligations of Sellers under Section 14.14 of this Agreement (which expressly survive Closing) and under Section 12.2, Purchaser waives its right to recover from, and forever releases and discharges Sellers, Sellers' affiliates, members, directors, officers, attorneys, and employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Releasees") from any and all demands, claims (including, without limitation, causes of action in tort), legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, "Claims"), that may arise on account of or in any way be connected with the Property, the physical condition thereof, or any law or regulation applicable thereto (including, without limitation, claims under the Environmental Laws). Without limiting the foregoing, Purchaser, upon closing, shall be deemed to have waived, relinquished and released Sellers and all other Releasees from any and all Claims, matters arising out of latent or patent defects or physical conditions, violations of applicable laws (including, without limitation, any Environmental Laws) and any and all other acts, omissions, events, circumstances or matters affecting the Property except for the obligations of Sellers under Section 14.14 of this Agreement and Purchaser acknowledges that Purchaser's sole remedy shall be or a claim for indemnification under Section 14.14. Purchaser specifically waives, relinquishes and releases any right of rescission it may have against Sellers after the Closing by virtue of any breach by Sellers of any representation, warranty or covenant hereunder or under any closing document. Nothing contained in this Section shall be deemed to modify or limit Sellers' obligations with respect to Income Support Payments.

      2.3 Agreement to Convey. Sellers agree to convey, and Purchaser agrees to accept, title to the Land and Improvements by Deed of Purchase and Sale in the condition described in Section 4.4 and title to the Personal Property, by Bill of Sale, without warranty as to the condition of such personalty. Sellers agree to convey, and Purchaser agrees to accept and assume, all of Sellers' right, title, interest and obligations in and under the Leases, Service Contracts, the REAs, Permits and Warranties by the appropriate assignment and assumption agreements; provided that the obligations assumed thereunder shall be limited to obligations which arise and accrue from and after the Closing Date.

      2.4 All or Nothing Basis.

          2.4.1 Anything to the contrary in this Agreement notwithstanding, in the event that Purchaser wishes to terminate this Agreement, such termination shall apply to all of the Property, and Purchaser shall not have the right, under any circumstance, to purchase less than

PURCHASE AND SALE AGREEMENT - PAGE 13
CPR PROPERTY
all of the Property, this transaction being made on an "all or nothing" basis. In addition, any termination of this Agreement (other than a termination resulting from Sellers' willful default) shall also automatically result in a termination of the CRV Agreement and the MPR Agreement, and any termination of the CRV Agreement (other than a termination (a) resulting from willful default of the sellers under the CRV Agreement or (b) pursuant to Sections 4.2,6.4,8.1,10.1.2 or 12.3 of the CRV Agreement) or the MPR Agreement (other than a termination resulting from willful default of the sellers under the MPR Agreement) shall also automatically result in a termination of this Agreement, it being the intent hereof that Purchaser shall not have the right, under any circumstance other than as specifically set forth in this Section 2.4 to purchase any of the Property, the CRV Property and/or the MPR Property if it does not purchase all of the Property and all of the CRV Property and MPR Property.

      2.4.2 Any extension of the Closing Date pursuant to Sections 4.2.2,6.4, 8.1, 10.15,12.3 and 13.7 of the CRV Agreement or the MPR Agreement shall automatically extend the Closing Date under this Agreement.

3. PRICE AND PAYMENT.

      3.1 Purchase Price. The purchase price for the Property (the "Purchase Price") is FIVE HUNDRED SIXTY-NINE MILLION TWO HUNDRED SIXTEEN THOUSAND SEVEN HUNDRED THIRTY-NINE AND NO/100 DOLLARS ($569,216,739.00) U.S., allocated as follows:

   Project                         Allocation
   -------                         ----------
Plaza Del Sol                   $277,957,350.00
Plaza Palma Real                $ 90,697,173.00
Plaza lsabela                   $ 46,867,042.00
Plaza Escorial                  $105,589,783.00
Plaza Cayey                     $ 44,852,194.00
San German Parcel               $  3,253,197.00

      3.2 Payment. Payment of the Purchase Price is to be made in cash as follows:

            3.2.1 On or before November 4, 2004, Purchaser shall make an earnest money deposit with the Title Company of FOURTEEN MILLION NINE HUNDRED FOURTEEN THOUSAND AND NO/100 DOLLARS ($14,914,000.00) (the "Deposit").

            3.2.2 The Deposit will be placed with and held in escrow in accordance with Section 3.5 by the Title Company and invested as directed by joint written instruction of Sellers and Purchaser. Any interest earned by the Deposit shall be considered as part of the Deposit.

            3.2.3 At Closing, Purchaser (or a Permitted Assignee) shall pay the Purchase Price by (a) assuming the Assumed Indebtedness and (b) paying the balance (after crediting the outstanding principal balance of the Assumed Indebtedness) in cash, subject to adjustment for the prorations as provided herein and subject further to the Net Earnout Adjustment, the Reserve Reimbursement Adjustment, the Construction Cost Adjustment, the Rent

PURCHASE AND SALE AGREEMENT - PAGE 14
CPR PROPERTY

Commencement Adjustment and the Surface Rights Lease Adjustment under Sections
3.6 through 3.10, to the Title Company for disbursement to Sellers via wire transfer in immediately available funds. Notwithstanding the foregoing, at Closing (x) a portion of the Purchase Price equal to the Maximum Indemnification Amount shall be deposited into escrow with the Title Company, to be held and disbursed in accordance with the Holdback Escrow Agreement and (y) to the extent applicable, a portion of the Purchase Price equal to the Income Support Payments for the Income Support Term shall be deposited into escrow with the Escrow Agent, to be held and disbursed in accordance with the Income Support Escrow Agreement. The Deposit will be applied to payment of the Purchase Price in accordance with Section 3.5.

            3.2.4 The parties hereto acknowledge and agree that the value of any Personal Property transferred hereunder is de minimis and no part of the Purchase Price is allocable thereto.

      3.3 Assumption of Existing Financing. The Projects are encumbered by mortgages securing the Existing Financing. At Closing, Purchaser shall assume all of the Assumed Indebtedness and all of Sellers' obligations under the Loan Documents which arise from and after the Closing Date. Purchaser shall use commercially reasonable efforts to obtain Lender's Consent and all other documentation reasonably required by Lender as may be necessary to permit such assignment and assumption. In the event that Lender or Servicer requires payment of a deposit or fee in connection with the submission of the request for Lender's Consent and/or the due diligence to obtain Lender's Consent, Sellers agree to fund any such deposit or fee. At Closing, the closing costs described in Section 7.1.4 and Section 7.2.4 shall be adjusted to account for Sellers' payment of such deposit or fee. In the event that Sellers have paid such deposit or fee and this Agreement is terminated for any reason other than a default by Sellers under this Agreement, then Purchaser shall reimburse to Sellers 50% of the unrefunded amount of such deposit or fee, if any.

      3.4 Closing. Payment of the Purchase Price, as adjusted pursuant to the terms of this Agreement, and the closing hereunder (the "Closing") will take place on or before the Closing Date at the offices of Sellers' counsel in San Juan, Puerto Rico, or such other location as may be selected by Lender or Servicer.

      3.5 Escrow Provisions. The Deposit shall be held and disbursed by the Title Company strictly in accordance with the following terms and provisions.

            3.5.1 If the Closing occurs, then at Closing, the Deposit shall be released to Sellers and shall be credited against the Purchase Price.

            3.5.2 In the event Purchaser terminates this Agreement pursuant to
Section 4.5, the Title Company shall return the Deposit to Purchaser.

            3.5.3 In all other cases, any and all payments made by the Title Company from the Deposit shall be made in accordance with this Section 3.5.3. If either Purchaser or Sellers deliver written notice to the Title Company requesting release of the Deposit ("Disbursement Notice"), the Title Company shall deliver a copy of such Disbursement Notice to the party who did not deliver the Disbursement Notice. Unless within five (5) business days after delivery of such Disbursement Notice by the Title Company, the Title Company receives from such party a notice objecting to the release of the Deposit from escrow (an "Objection Notice"), the Title Company shall disburse the Deposit as set forth in the Disbursement Notice. If an Objection

PURCHASE AND SALE AGREEMENT - PAGE 15
CPR PROPERTY

Notice is delivered within such five (5) business-day period, the Title Company shall continue to hold the Deposit until otherwise directed by either (i) joint written instructions from Purchaser and Sellers, or (ii) a firm and final court order binding on the Title Company which has not been stayed, vacated or appealed before disbursement of the Deposit; provided, however, that notwithstanding the foregoing, the Title Company shall have the right in the event of such a dispute to deposit the Deposit with any federal or state court then having jurisdiction over an interpleader action with respect to the Deposit. The Title Company shall give written notice of any such deposit to Purchaser and Sellers. Upon such deposit or other disbursement in accordance with the provisions of this Section, the Title Company shall be relieved and discharged of all further obligations with respect to the amounts so deposited or disbursed and all further obligations and liability to the parties hereto with respect to its obligations under this Agreement.

            3.5.4 The parties acknowledge that the Title Company is acting as a stakeholder at their request and for their convenience, that the Title Company shall not be deemed to be the agent of either of the parties, and that the Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith or in willful or negligent disregard of this Agreement. Sellers and Purchaser shall jointly and severally indemnify, defend and hold harmless the Title Company of, from and against any and all loss, cost, expense (including reasonable attorney's fees), liability, damages, actions, causes of action, demands or claims incurred in connection with the faithful performance of the Title Company's duties hereunder.

            3.5.5 The Title Company acknowledges its agreement to the provisions of this Section 3.5 applicable to it by signing on the signature page of this Agreement.

      3.6 Net Earnout Adjustment.

            3.6.1 At Closing, the Purchase Price shall be adjusted by an amount (the "Net Earnout Adjustment") equal to the difference, if any, between (a) the Lease Earnout Amount and (b) the Terminated Lease Credit Amount. For the purposes of this Section 3.6,(i) "Lease Earnout Amount" shall mean an amount equal to (x) the annual base or minimum rent payable during the first lease year (without taking into account any free-rent period) under any executed leases ("Vacant Space Leases") in effect at Closing for space which is listed as vacant on Exhibit 3.6.1 hereto or which was subject to a lease shown on the Rent Rolls but such lease terminated or expired prior to Closing ("Vacant Space"), excluding any Surface Rights Lease, Cayey Outparcel Leases and/or Escorial Outparcel Leases, divided by (y) the capitalization rate for the Project in which such space is located, as set forth on Exhibit 3.6.2 hereto (the "Cap Rate"); and (ii) "Terminated Lease Credit Amount" shall mean an amount equal to
(x) the annual base or minimum rent payable on the Effective Date under any leases which were listed on the Rent Rolls and (A) which expired or terminated prior to the Closing Date (excluding any Leases which have been terminated at Purchaser's request pursuant to Section 5.19), (B) the Tenant under such lease vacated its demised premises prior to the Closing Date (other than Outback Steakhouse and Payless Shoes at the Plaza del Sol Project), or (C) the Tenant under such lease is subject to a bankruptcy or insolvency proceeding on the Closing Date, divided by (y) the applicable Cap Rate.

            3.6.2 In the event that the Lease Earnout Amount exceeds the Terminated Lease Credit Amount, the Purchase Price shall be increased by the Net Earnout Adjustment. In the event that the Terminated Lease Credit Amount exceeds the Lease Earnout Amount, the

PURCHASE AND SALE AGREEMENT - PAGE 16
CPR PROPERTY

Purchase Price shall be reduced by the Net Earnout Adjustment. Notwithstanding the foregoing, in the event that the aggregate of the Terminated Lease Credit Amount under this Agreement and the Terminated Lease Credit Amounts under the MPR Agreement and the CRV Agreement exceeds the aggregate of the Lease Earnout Amount under this Agreement and the Lease Earnout Amounts under the MPR Agreement and the CRV Agreement, the Net Earnout Adjustment shall be zero and the Purchase Price shall not be adjusted under this Section 3.6.

            3.6.3 Notwithstanding the foregoing, if at Closing the leasable square footage demised under all Leases then in effect at the Property, the MPR Property and the CRV Property exceeds 99% of the aggregate leasable square footage of the Property, the MPR Property and the CRV Property, then for the purposes of determining the Net Earnout Adjustment, the Vacant Space Leases (or portions thereof) demising in excess of such 99% shall be excluded from the above calculation. In the event that more than one Vacant Space Lease hereunder and/or under the MPR Agreement and/or the CRV Agreement has been executed, the rent to be excluded from the calculation of Lease Earnout Amount shall be an amount equal to the Portfolio Percentage multiplied by the product of (a) the square footage in excess of 99% of the aggregate leasable square footage of the Property, the MPR Property and the CRV Property, multiplied by (b) the Weighted Average Rent payable under all Vacant Space Leases at the Property, the MPR Property and the CRV Property.

            3.6.4 In the event that Purchaser receives a Terminated Lease Credit Amount with respect to a Tenant who is subject to a bankruptcy or insolvency proceeding on the Closing Date and thereafter such Tenant assumes the lease for which Purchaser received the Terminated Lease Credit Amount, Purchaser shall pay such Terminated Lease Credit Amount to Sellers within ten (10) business days after the date on which Purchaser receives notice that such Tenant assumes such lease and such Tenant pays all amounts outstanding under such lease; provided, however, in the event that the Net Earnout Adjustment would have been zero pursuant to the second sentence of Section 3.6.2 even if Purchaser had not received a Terminated Lease Credit Amount for such Tenant (and Terminated Lease Credit Amounts with respect to any other Tenants for which Purchaser received Terminated Lease Credit Amounts with respect to bankruptcy or insolvency proceedings and such Tenants assumed their leases after the Closing and paid all amounts outstanding), Purchaser shall not be required to pay such Terminated Lease Credit Amount to Sellers. The provisions of this Section 3.6.4 shall survive the Closing.

            3.6.5 Notwithstanding the foregoing, in the event that Sellers terminate the Outback Steakhouse and/or Payless Shoes leases at the Plaza del Sol Project without Purchaser's prior written consent and, as of the Closing Date, the space occupied by Outback Steakhouse and/or Payless Shoes has not been leased to a new Tenant for at least the base rent payable by Outback Steakhouse and/or Payless Shoes, as applicable, then at Closing, the Purchase Price shall be reduced by an amount equal to (x) the annual base or minimum rent payable on the Effective Date under the Outback Steakhouse Lease and/or Payless Shoes Lease, as applicable, divided by (y) the Cap Rate applicable to Plaza del Sol.

      3.7 Reserve Reimbursement Adjustment. At Closing, the Purchase Price shall be increased by an amount (the "Reserve Reimbursement Adjustment") equal to the full amount of all reserves, deposits and escrows ("Lender Reserves") then held by Lender or Servicer, to the extent Lender or Servicer certifies such amounts in writing. The amount of all Lender Reserves held by Lender or Servicer as of the date hereof is set forth on Exhibit 3.7.

PURCHASE AND SALE AGREEMENT - PAGE 17
CPR PROPERTY

      3.8 Rent Commencement Adjustment. In the event that any Surface Rights Lease, Cayey Outparcel Leases and/or the Escorial Outparcel Leases have been executed prior to the Closing Date, then at Closing the Purchase Price shall be decreased by an amount (the "Rent Commencement Adjustment") equal to the sum of
(a) the product of (i) annual base or minimum rent payable during the first lease year (without taking into account any free-rent period) under any Surface Rights Lease multiplied by (ii) a fraction, the numerator of which is the number of days during the period commencing on the Closing Date and ending on the day immediately preceding the rent commencement date set forth in such Surface Rights Lease and the denominator of which is 365;(b) with respect to each Cayey Outparcel Lease, the product of (i) the annual base or minimum rent payable during the first lease year (without taking into account any free-rent period) under such Cayey Outparcel Lease multiplied by (ii) a fraction, the numerator of which is the number of days during the period commencing on the Closing Date and ending on the day immediately preceding the date on which the Tenant under such Cayey Outparcel Lease commences paying base rent and the denominator of which is 365;and (c) with respect to each Escorial Outparcel Lease, the product of (i) the annual base or minimum rent payable during the first lease year (without taking into account any free-rent period) under such Escorial Outparcel Lease multiplied by (ii) a fraction, the numerator of which is the number of day during the period commencing on the Closing Date and ending on the day immediately preceding the date on which the Tenant under such Cayey Outparcel Lease commences paying base rent and the denominator of which is 365. If the Surface Rights Lease does not set forth an actual calendar date as the rent commencement date of such lease, then not later than ten (10) days prior to the Closing Date, Sellers and Purchaser shall mutually agree upon a date to be deemed the rent commencement date thereunder. Not later than ten (10) days prior to the Closing Date, Sellers and Purchaser shall mutually agree upon a good faith estimate of the dates on which it is anticipated that the Tenant(s) under the Cayey Outparcel Leases and Escorial Outparcel Leases will commence paying base rent. If Sellers and Purchaser are unable to agree upon such dates within such time periods, Sellers and/or Purchaser shall submit their dispute to arbitration pursuant to Section 14.18 hereof and the determination of the arbitrator of the deemed rent commencement date of the Surface Rights Lease and/or the anticipated date that a Tenant will commence paying base rent under the Cayey Outparcel Leases and Escorial Outparcel Leases shall be binding on Sellers and Purchaser. Within ten (10) business days after any of such Tenant(s) under the Cayey Outparcel Leases and Escorial Outparcel Leases commences paying base rent, Purchaser shall give Sellers notice thereof and Sellers and Purchaser shall readjust the portion of the Rent Commencement Adjustment applicable to such Cayey Outparcel Lease or Escorial Outparcel Lease (but not the portion of the Rent Commencement Adjustment applicable to the Surface Rights Lease) if such date is not the estimated date on which Sellers and Purchaser based such portion of the Rent Commencement Adjustment. The provisions of the immediately preceding sentence shall survive the Closing.

      3.9 Surface Rights Lease Adjustment. In the event that the Surface Rights Lease has been executed prior to the Closing Date and the annual base or minimum rent payable during the first lease year (without taking into account any free-rent period) thereunder (the "Surface Rights Rent") is greater or less than $700,000.00 per annum, the Purchase Price shall be adjusted (the "Surface Rights Lease Adjustment) as set forth immediately below. If the Surface Rights Rent exceeds $700,000.00 (and provided that the base rent stated in such Surface Rights Lease does not decrease in any of the lease years following such first lease year), the Purchase Price shall be increased by an amount equal to (x) the amount by which the Surface Rights Rent exceeds $700,000.00, divided by (y) the Cap Rate applicable to Plaza del Sol. If the Surface Rights Rent is less than $700,000.00, the Purchase Price shall be decreased

PURCHASE AND SALE AGREEMENT - PAGE 18
CPR PROPERTY
by an amount equal to (x) the amount by which $700,000.00 exceeds the Surface Rights Rent, divided by (y) the Cap Rate applicable to Plaza del Sol.

      3.10 Construction Costs Adjustment. In the event that the Del Sol Parking Deck Work, the Cayey Outparcel Construction and/or the Escorial Outparcel Construction have not been completed and/or the costs thereof have not been paid in full, then at Closing, the Purchase Price shall be reduced by an amount equal to the Construction Costs Adjustment.

4. INSPECTIONS AND APPROVALS.

      4.1 Inspections; Access.

            4.1.1 Sellers have delivered or, within five (5) days after the Effective Date, shall deliver to Purchaser copies of all (a) Leases, (b) Service Contracts, (c) operating and financial statements relating to the period of the Sellers' ownership of the Property, (d) Loan Documents, (e) Sellers' existing title policies and all documents and instruments referenced as exceptions in such title policies to the extent in the possession of Sellers or Manager ("Existing Title Policies"), (f) existing surveys (each, a "Survey" and collectively, the "Surveys") relating to the Property, and (g) the Environmental Reports. Thereafter during the Inspection Period, Sellers will provide or make available to Purchaser, within five (5) days after written request by Purchaser, all other documents reasonably requested by Purchaser which are in the possession and control of Sellers or Manager and Sellers shall provide Purchaser and Purchaser's employees, agents and representatives with reasonable access, during normal business hours, to its records regarding the Property kept by Manager, including, to the extent in Sellers' or Manager's possession and control: (x) all maintenance and repair records of the Property during Sellers' period of ownership, (y) tax bills for the Property, and (z) any correspondence contained in such records to or from (i) any governmental authorities having jurisdiction over the Property and/or (ii) tenants of the Property; but, shall specifically exclude any records dealing with appraisals or valuations and interoffice correspondence.

            4.1.2 During the Inspection Period, Sellers agree to allow Purchaser and Purchaser's engineers, architects, employees, agents and representatives ("Purchaser's Agents") reasonable access, during normal business hours, to the Projects and to the records, if any, maintained for Sellers by Manager during normal business hours; provided, however, if Purchaser gives written notice to Seller on or prior to the Approval Date that Purchaser elects to proceed with the transactions contemplated by this Agreement, then the access rights hereunder shall continue after the Approval Date until the earlier to occur of the Closing Date or termination of this Agreement. Such access shall be solely for the purposes of (i) reviewing Leases and Service Contracts and any records relating thereto; (ii) reviewing records relating to operating expenses; and
(iii) inspecting the physical condition of the Projects and conducting non-intrusive physical or environmental inspections of the Projects. Purchaser shall not conduct or allow any physically intrusive testing of, on or under any Project without first obtaining the written consent (which shall not be unreasonably withheld or delayed if Purchaser's Phase I audit recommends such invasive testing) of Sellers as to the timing and scope of work to be performed.

            4.1.3 Purchaser agrees that, in making any physical or environmental inspections of the Projects, Purchaser and all of Purchaser's Agents entering onto the Projects shall carry not less than Two Million Dollars ($2,000,000) comprehensive general liability

PURCHASE AND SALE AGREEMENT - PAGE 19
CPR PROPERTY
insurance insuring all activity and conduct of Purchaser and Purchaser's Agents while exercising such right of access and naming Sellers as additional insureds. Purchaser represents and warrants that it carries not less than Two Million Dollars ($2,000,000) commercial general liability insurance with contractual liability endorsement which insures Purchaser's indemnity obligations hereunder, and will provide Sellers with written evidence of same prior to entry on any Project.

            4.1.4 Purchaser agrees that in exercising its right of access hereunder, Purchaser will use and will cause Purchaser's Agents to use reasonable efforts not to interfere with the activity of tenants or any persons occupying or providing service at the Property. Purchaser shall, at least forty-eight (48) hours prior to inspection, give Sellers written notice of its intention to conduct any inspections, so that Sellers shall have an opportunity to have a representative present during any such inspection. During the Inspection Period, Purchaser shall not contact any current or potential tenants of the Property without the prior consent of Sellers, which consent shall not be unreasonably withheld. Sellers expressly reserve the right to have a representative present during any discussion with any such tenants. Purchaser agrees to cooperate with any reasonable request by Sellers in connection with the timing of any such inspection.

            4.1.5 Unless the Sellers specifically and expressly otherwise agree in writing, Purchaser agrees that the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Purchaser utilizing any information acquired in whole or in part through the exercise of Purchaser's inspection rights or provided by Sellers or Sellers' agents or representatives (the "Proprietary Information") shall be subject to the terms of that certain Exclusive Dealing and Confidentiality Agreement dated September 28, 2004 between Purchaser and Barry E. Breeman, as amended to the date hereof (the "Confidentiality Agreement") and shall not be disclosed to any other person except (i) those assisting Purchaser with the transaction, potential investors and/or joint venturers, rating agencies and Lender, and then only in accordance with such Confidentiality Agreement. Further, if the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser agrees to return to Sellers, or cause to be returned to Sellers, all Proprietary Information and any copies thereof made by Purchaser. Notwithstanding any other term of this Agreement, the provisions of this Section 4.1.5 shall survive the termination of this Agreement. The provisions of this Section 4.1.5 shall terminate upon Closing.

            4.1.6 Purchaser shall, at its sole cost and expense, promptly restore any physical damage or alteration of the physical condition of the Property which results from any inspections conducted by or on behalf of Purchaser. All inspections shall be conducted at Purchaser's sole cost and expense and in strict accordance with all requirements of applicable law.

            4.1.7 Except as specifically set forth herein, Sellers make no representations or warranties as to the truth, accuracy, completeness, methodology of preparation or otherwise concerning any engineering or environmental reports or any other materials, data or other information supplied to Purchaser in connection with Purchaser's inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that such materials are all of such materials as are in each Seller's possession). Except as specifically set forth herein, it is the parties' express understanding and agreement that any materials which Purchaser is allowed to review are provided only for Purchaser's convenience in making its own examination and determination prior to the Approval Date as to whether it wishes to purchase

PURCHASE AND SALE AGREEMENT - PAGE 20
CPR PROPERTY
the Property, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Sellers. Except as specifically set forth herein, Purchaser expressly disclaims any intent to rely on any such materials provided to it by Sellers in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.

            4.1.8 SUBJECT TO SECTION 14.19.2, PURCHASER AGREES TO INDEMNIFY, DEFEND, AND HOLD SELLERS AND MANAGER FREE AND HARMLESS FROM ANY LOSS, INJURY (INCLUDING DEATH), DAMAGE, CLAIM, LIEN, COST OR EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS, ARISING OUT OF OR RELATING TO A BREACH OF THE FOREGOING AGREEMENTS BY PURCHASER IN CONNECTION WITH THE INSPECTION OF THE PROPERTY, OR OTHERWISE FROM THE EXERCISE BY PURCHASER OR PURCHASER'S AGENTS OF THE RIGHT OF ACCESS UNDER THIS SECTION 4.1. THIS SECTION 4.1.8 SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.

            4.1.9 Purchaser shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Purchaser or Purchaser's Agents with respect to any inspection or testing of the Property. If any such lien at any time shall be filed, Purchaser shall cause the same to be discharged of record within thirty (30) days after notice of same by satisfying the same or, if Purchaser, in its discretion and in good faith determines that such lien should be contested, by recording a bond.

      4.2 Title and Survey.

            4.2.1 Sellers have delivered the Existing Title Policies and Surveys to Purchaser and have ordered, on Purchaser's behalf, (i) a separate commitment for title insurance on each Project issued by the Title Company and dated after the Effective Date (each a "Title Commitment" and collectively, the "Title Commitments") and (ii) an update of each Survey which meets the minimum standard detail requirements for an ALTA/ACSM Land Title Survey (collectively, the "Updated Surveys"). Purchaser shall have until the Approval Date to provide written notice to Sellers (the "Title Notice") of any matters shown by the Existing Title Policies or Surveys which are not satisfactory to Purchaser; provided, however, that in the event any new and additional matters or requirements are taken as exceptions to title by the Title Company in the Title Commitments or thereafter, then Purchaser shall deliver a Title Notice with respect to such new matters or requirements to Sellers on or before the later of
(x) fifteen (15) business days after receipt of a Title Commitment raising such new matter or requirement and (y) the Approval Date.

            4.2.2 If any Updated Survey reveals any matter not shown on the corresponding Survey which is not satisfactory to Purchaser, Purchaser shall deliver a Title Notice to Sellers within fifteen (15) business days of receipt of the Updated Survey which shall specify the objection (the objections stated in any Title Notice given pursuant to Sections 4.2.1 or 4.2.2 are herein collectively called the "Title Objections"). Sellers shall then have until the Approval Date, or in the case of a Title Notice relating to a new matter or requirement given after the Approval Date, a period of ten (10) business days after receipt of such Title Notice (the "Cure Date") to give written notice (the "Title Election") to Purchaser as to whether Sellers elect to cure such Title Objections. Sellers shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any Title Objections, provided that, notwithstanding the foregoing, if any Title

PURCHASE AND SALE AGREEMENT - PAGE 21
CPR PROPERTY

Objections consist of Consensual Liens, Sellers shall be required to expend the aggregate amount of such Consensual Liens to remove of record (by payment or bonding) such Consensual Liens. Sellers shall not be deemed to have any obligation to cure any Title Objections (other than Consensual Liens) unless Sellers expressly undertake such an obligation by a written notice to or written agreement with Purchaser given or entered into on or prior to the relevant Cure Date and which recites that it is in response to a Title Notice and/or a Survey Notice. If Sellers elect not to cure any Title Objections (other than Consensual Liens), Purchaser's sole right shall be to elect within ten (10) business days after receipt of Sellers' Title Election to either (a) terminate this Agreement (other than Surviving Obligations) and to receive a refund of the Deposit, or
(b) accept title in its current condition, without any adjustment in the Purchase Price (other than any abatement for uncured Consensual Liens), in which event such Title Objections shall be deemed to have been waived for all purposes. If Sellers elected to cure any Title Objection and such cure is not completed by the Closing Date, Sellers have the right to postpone the Closing for up to thirty (30) days in order to provide Sellers with an opportunity to cure such Title Objection.

            4.2.3 All matters (other than Consensual Liens) shown on the Existing Title Policies and the Title Commitment and/or Survey and Updated Survey with respect to which Purchaser fails to give a Title Notice on or before the last date for so doing, or with respect to which a timely Title Notice is given but Sellers elect not to cure as provided above, shall be deemed to be Permitted Encumbrances, subject, however, to Purchaser's termination rights provided in this Section 4.2 and in Section 4.5 hereof.

      4.3 Contracts. On or before the Approval Date, Purchaser shall notify Sellers in writing if Purchaser elects not to assume at Closing any of the Service Contracts which are identified on Exhibit 4.3 attached hereto. At Closing, Sellers shall give notice of termination of such disapproved Service Contract(s); provided, if by the terms of the disapproved contract Sellers have no right to terminate same on or prior to Closing, of if any fee or other compensation is due thereunder as a result of such termination, Purchaser shall be required at Closing to assume all obligations thereunder until the effective date of the termination and to assume the obligation to pay or to reimburse Sellers for the payment of the termination charge relating thereto.

      4.4 Permitted Encumbrances. Sellers shall deliver the Property to Purchaser (or its Permitted Assignees) at Closing, free and clear of all Liens other than:

            4.4.1 All exceptions to title shown in the Title Commitments or matters shown on the Surveys and Updated Surveys which Purchaser has approved or is deemed to have approved pursuant to Section 4.2 hereof;

            4.4.2 All Service Contracts which Purchaser has not elected to terminate;

            4.4.3 All Leases;

            4.4.4 The Lien of real and personal property taxes and assessments, which are not yet due and payable;

            4.4.5 Rights of Tenants under the Leases; and

            4.4.6 The instruments described in Exhibit 4.4.6 attached hereto.

PURCHASE AND SALE AGREEMENT - PAGE 22
CPR PROPERTY

All of the foregoing are referred to herein collectively as "Permitted Encumbrances." Notwithstanding the foregoing, Liens that Sellers have expressly agreed to remove or discharge under this Agreement shall not be Permitted Encumbrances.

      4.5 Purchaser's Right to Terminate. If Purchaser gives written notice ("Termination Notice") to Sellers on or before 5:00 p.m. (New York time) on or before the Approval Date that Purchaser elects to terminate this Agreement (which election may be made in Purchaser's sole and absolute discretion), this Agreement shall be deemed terminated as of the date of such notice and the Deposit shall be returned to Purchaser, whereupon neither the Sellers nor the Purchaser shall have any further liability to the other hereunder, except for Surviving Obligations hereunder. If Purchaser gives written notice to Sellers on or before the Approval Date that Purchaser elects to proceed with the transactions contemplated by this Agreement or if Purchaser fails to timely give the Termination Notice, then this Agreement shall continue in full force and effect.

      4.6 Delivery of Title Policy at Closing. As a condition to Purchaser's obligation to close, the Title Company shall deliver to Purchaser at Closing an ALTA Owner's Policy of Title Insurance for each Parcel (each, a "Title Policy" and collectively, the "Title Policies"), together with all endorsements that Purchaser may request and that are available with respect to property located in the Commonwealth of Puerto Rico, issued by the Title Company as of the date and time of the recording of the Deed of Purchase and Sale for each Parcel, in the amount of the portion of the Purchase Price allocated to such Parcel, insuring Purchaser as owner of marketable fee simple title to the Property, and subject only to the Permitted Encumbrances. Sellers shall execute at Closing an affidavit in such form as the Title Company shall reasonably require for the issuance of the Title Policies.

5. SELLERS' COVENANTS FOR PERIOD PRIOR TO CLOSING.

      Until Closing or termination of this Agreement, Sellers hereby covenant and agree with Purchaser:

      5.1 Insurance. Sellers shall keep the Projects insured under the current policies against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Projects.

      5.2 Operation. Sellers shall operate and maintain the Projects substantially in accordance with Sellers' past practices, normal wear and tear and damage from casualty and condemnation excepted.

      5.3 New Contracts. Sellers shall have the right to enter into third-party Service Contracts which are cancelable on thirty (30) days written notice without penalty or fee without the prior consent of Purchaser. If any Seller enters into any such Service Contract, such Seller shall promptly provide written notice thereof to Purchaser and unless Purchaser, within five (5) business days thereafter, notifies such Seller in writing of its intention to not assume such contract, it shall be treated as a Service Contract approved by Purchaser under Section 4.3 hereof. Seller shall not enter into any other Service Contract without the prior consent of Purchaser.

PURCHASE AND SALE AGREEMENT - PAGE 23
CPR PROPERTY

      5.4 Leases. Prior to the Approval Date, Sellers shall not terminate or accept the surrender of any existing Leases without the prior consent of Purchaser unless Sellers enter into a new Lease for the space demised under such terminated Lease which new Lease provides for an annual base rent in excess of the annual base rent payable under the terminated Lease. In the event that Sellers terminate or accept the surrender of any Lease without Purchaser's prior written consent pursuant to the foregoing, Sellers shall deliver copies thereof to Purchaser within five (5) business days after execution thereof. Notwithstanding the foregoing, any termination of the Outback Steakhouse Lease and/or the Payless Shoes Lease at Plaza del Sol shall be subject to Section
3.6.5. Prior to the Approval Date, Sellers shall have the right to execute new leases in accordance with Sellers' past practices without the prior consent of Purchaser; provided that (a) the base or minimum rent payable for the space demised under such new Lease is not less than eighty percent (80%) of the base or minimum rent set forth on Exhibit 5.4 for such space, (b) the tenant thereunder is Credit-Worthy, (c) such Lease will not cause the violation of any exclusive use rights granted under, or prohibited use clause in, any other Lease at the Property or any REA's, (d) the term (including renewal options) thereof shall not exceed ten (10) years in the case of any outparcel space Lease and five (5) years in the case of any other Lease, unless (i) in the case of the proposed Surface Rights Lease with Best Buy Company, Inc., the base rents are not less than the base rents set forth in the draft of such lease delivered to Purchaser prior to the Effective Date, (ii) in the case of any outparcel space Lease, the base rent as of the tenth(10th) anniversary of the rent commencement date (and as of each tenth (10th) anniversary thereafter, if applicable) is at least twenty percent (20%) more than the base rent payable at the beginning of the immediately preceding ten (10) year period or (iii) in the case of any other Lease, the base rent as of the fifth (5th)anniversary of the rent commencement date (and as of each fifth (5th) anniversary thereafter, if applicable) is at least twenty percent (20%) more than the base rent payable at the beginning of the immediately preceding five (5) year period; (e) such new Lease provides that the tenant thereunder will pay its proportionate share of common area maintenance charges, real estate taxes and insurance charges for the Project in which such tenant is leasing space, (f) such new Lease does not require the landlord thereunder to perform any tenant improvements (other than completion of the building in which the leased premises are located) or provide any tenant improvement allowance, (g) to the extent that a Seller is required to obtain the consent of the Lender or Servicer to such new Lease under the Loan Documents, such consent has been obtained, and (h) Sellers shall deliver copies thereof to Purchaser within five (5) business days after execution thereof. Prior to the Approval Date, Sellers also have the right to renew or amend any existing Leases in accordance with Sellers' past practices without the prior consent of Purchaser; provided that (w) any such amendment does not reduce the term of such Lease, (x) the base or minimum rent payable thereunder is not less than the base or minimum rent payable by such tenant prior to such renewal or amendment (unless such tenant has the right to renew its Lease pursuant to the express terms of its Lease), (y) the renewal term thereof shall not exceed ten (10) years in the case of any outparcel space and five (5) years in the case of any other Lease (unless such Lease provides for a longer renewal term as of the date hereof), unless the base rent payable as of the commencement of each renewal term in excess of five (5) or ten (10) years increases by not less than twenty percent (20%) over the base rent payable as of the commencement of the immediately preceding term; and (z) Sellers shall deliver copies thereof to Purchaser within five (5) business days after execution thereof. Except as specifically provided in this Section 5.4, prior to the Approval Date, Sellers shall not execute any new Lease or renew, amend or terminate any existing Leases (unless a Seller is required to renew, amend or terminate an existing Lease pursuant to the terms thereof) without the prior written consent of Purchaser, not to be unreasonably withheld or delayed. From and after the Approval Date, Sellers shall not execute any new Lease or renew, amend or terminate any existing Leases

PURCHASE AND SALE AGREEMENT - PAGE 24
CPR PROPERTY

(unless a Seller is required to renew, amend or terminate an existing Lease pursuant to the terms thereof) without the prior written consent of Purchaser, not to be unreasonably withheld or delayed. In the event that Purchaser's consent is required to any of the foregoing, Purchaser will be deemed to have approved any such action if Purchaser fails to respond to any request for consent within five (5) business days after receipt of such request for consent.

      5.5 Other Documents. Sellers shall not voluntarily take any of the following actions (where Sellers would have the discretion not to so act) without the prior written consent of Purchaser, not to be unreasonably withheld or delayed (unless such action is disclosed or contemplated in this Agreement or in the Exhibits attached hereto, in which case Purchaser's consent shall not be required): (a) amend any Service Contracts or REAs; (b) renew or extend the term of any of its Service Contracts (except in connection with the exercise by the service providers of options to renew set forth in such Service Contracts); (c) enter into any new Service Contract (except as provided in Section 5.3) or REA or cancel or terminate any Service Contract or REA; (d) modify, amend, assign (except as contemplated herein) or terminate the Loan Documents; or (e) enter into, extend, modify or terminate any other agreement affecting the Property, the term of which would extend beyond the Closing. In the event that Purchaser's consent is required to any of the foregoing, Purchaser will be deemed to have approved any such action if Purchaser fails to respond to any request for consent within five (5) business days after receipt of such request for consent.

      5.6 Reports. Subject to the provisions of Section 4.1.5, Sellers shall deliver to Purchaser copies of monthly operating reports, leasing activity reports, tenant sales reports, reports regarding changes in Liens, reports on all litigation (other than litigation covered by insurance) which affects the Projects or the Sellers, changes in use restrictions or REAs, decisions to develop or build upon any Property and all other material reports and information generated by Sellers; provided, that Sellers shall deliver such materials as they are prepared (if applicable) in good faith, in the ordinary course of Sellers' business and consistent with Sellers' then practice, but Sellers do not and shall not warrant the completeness or accuracy thereof.

      5.7 Additional Encumbrances. Sellers shall not hypothecate, lien, mortgage or otherwise encumber or voluntarily permit the imposition or creation of any lien (other than the liens created by the Loan Documents) with respect to the Property.

      5.8 Employment Agreements. Sellers shall not enter into any employment contract or collective bargaining agreement, written or oral, which would be binding on Purchaser.

      5.9 Notices. Sellers shall deliver to Purchaser copies of (a) all notices of default sent or received by any Seller to or from any tenant of the Property and notices received by any Seller of claims asserted against any Seller with respect to the Leases, (b) all notices of default sent by Lender to any Seller,
(c) all cancellation, termination or surrender notices or notices of any exercise of any option sent or received by any Seller to or from any tenant of the Property, (d) all notices of default sent or received by any Seller with respect to any Service Contract, Permit, Warranty or REA, and (e) all notices of violations of applicable Laws in connection with the Property. Sellers shall also deliver notice to Purchaser of (i) any casualty affecting any Property promptly after the occurrence thereof or (ii) condemnation affecting any Property promptly after receipt of notice thereof.

      5.10 Cayey Construction. CPR Cayey has commenced, and shall have the right and obligation (subject to Force Majeure) to continue, construction of the Cayey Outparcel Space. In

PURCHASE AND SALE AGREEMENT - PAGE 25
CPR PROPERTY
connection therewith, CPR Cayey has entered into the contracts described in
Exhibit 5.10.1 annexed hereto (the "Cayey Construction Contracts"). The Cayey Outparcel Space shall be built substantially in accordance with the plans and specifications described in Exhibit 5.10.1 ("Cayey Plans") and the budget annexed hereto as Exhibit 5.10.2. CPR Cayey shall not modify the Cayey Construction Contracts or the Cayey Plans without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Purchaser's consent is required to any of the foregoing, Purchaser will be deemed to have approved any such action if Purchaser fails to respond to any request for consent within five (5) business days after receipt of such request for consent. In the event that CPR Cayey shall not have completed the Cayey Outparcel Space by the Closing Date, then at Closing, (a) the Purchase Price shall be reduced by an amount (the "Cayey Construction Adjustment") equal to the sum of the outstanding amount necessary to complete the Cayey Outparcel Space including any unpaid amounts due under the Cayey Construction Contracts (provided, if CPR Cayey is disputing any such unpaid amounts with the contractors, CPR Cayey shall have the right to deposit such disputed amounts with the Title Company pending resolution of such dispute in lieu of reducing the Purchase Price); (b) CPR Cayey shall assign the Cayey Construction Contracts and Cayey Plans to Purchaser, (c) CPR Cayey shall deliver to Purchaser the applicable Construction Documents relating to the construction of the Cayey Outparcel Space, and (d) Purchaser shall assume all of CPR Cayey's rights and obligations under the Cayey Construction Contracts and Cayey Plans. Purchaser shall indemnify, defend and hold harmless Sellers of, from and against any and all loss, cost, expense (including reasonable attorney's fees), liability, damages, actions, causes of action, demands or claims with respect to Purchaser's failure to perform any of such obligations so assumed by Purchaser. CPR Cayey shall indemnify, defend and hold harmless Purchaser of, from and against any and all loss, cost, expense (including reasonable attorney's fees), liability, damages, actions, causes of action, demands or claims with respect to CPR Cayey's failure to pay to contractors any amounts CPR Cayey is disputing; provided that Purchaser shall give notice to CPR Cayey within three (3) business days after any event for which Purchaser is entitled to indemnification under this Section arises and CPR Cayey shall have the right, at its election to pay the disputed amount to such contractor from the amounts deposited with the Title Company and thereafter commence legal proceedings to recover such sums from such contractor. In the event that CPR Cayey shall have completed the Cayey Outparcel Space by the Closing Date, then CPR Cayey shall deliver to Purchaser at Closing the applicable Construction Documents relating to the completion of the Cayey Outparcel Space. The provisions of this Section 5.10 shall survive the Closing.

      5.11 Escorial Construction. CPR Escorial has commenced, and shall have the right and obligation (subject to Force Majeure) to continue, construction of the Escorial Outparcel Space. In connection therewith, CPR Escorial has entered into the contracts described in Exhibit 5.11.1 annexed hereto (the "Escorial Construction Contracts"). The Escorial Outparcel Space shall be built substantially in accordance with the plans and specifications described in
Exhibit 5.11.1 ("Escorial Plans") and the budget annexed hereto as Exhibit
5.11.2. CPR Escorial shall not modify the Escorial Construction Contracts or the Escorial Plans without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Purchaser's consent is required to any of the foregoing, Purchaser will be deemed to have approved any such action if Purchaser fails to respond to any request for consent within five (5) business days after receipt of such request for consent. In the event that CPR Escorial shall not have completed the Escorial Outparcel Space by the Closing Date, then at Closing, (a) the Purchase Price shall be reduced by an amount (the "Escorial Construction Adjustment") equal to the sum of the outstanding amount necessary to

PURCHASE AND SALE AGREEMENT - PAGE 26
CPR PROPERTY
complete the Escorial Outparcel Space including any unpaid amounts due under the Escorial Construction Contracts (provided, if CPR Escorial is disputing any such unpaid amounts with the contractors, CPR Escorial shall have the right to deposit such disputed amounts with the Title Company pending resolution of such dispute in lieu of reducing the Purchase Price); (b) CPR Escorial shall assign the Escorial Construction Contracts and Escorial Plans to Purchaser, (c) CPR Escorial shall deliver to Purchaser the applicable Construction Documents relating to the construction of the Escorial Outparcel Space, and (d) Purchaser shall assume all of CPR Escorial's rights and obligations under the Escorial Construction Contracts and Escorial Plans. Purchaser shall indemnify, defend and hold harmless Sellers of, from and against any and all loss, cost, expense (including reasonable attorney's fees), liability, damages, actions, causes of action, demands or claims with respect to Purchaser's failure to perform any of such obligations so assumed by Purchaser. CPR Escorial shall indemnify, defend and hold harmless Purchaser of, from and against any and all loss, cost, expense (including reasonable attorney's fees), liability, damages, actions, causes of action, demands or claims with respect to CPR Escorial's failure to pay to contractors any amounts CPR Escorial is disputing; provided that Purchaser shall give notice to CPR Escorial within three (3) business days after any event for which Purchaser is entitled to indemnification under this Section arises and CPR Escorial shall have the right, at its election to pay the disputed amount to such contractor from the amounts deposited with the Title Company and thereafter commence legal proceedings to recover such sums from such contractor. In the event that CPR Escorial shall have completed the Escorial Outparcel Space by the Closing Date, then CPR Escorial shall deliver to Purchaser at Closing the applicable Construction Documents relating to the completion of the Escorial Outparcel Space. The provisions of this Section 5.11 shall survive the Closing.

      5.12 Del Sol Construction. CPR Del Sol has commenced, and shall have the right and obligation (subject to Force Majeure) to continue, construction of the Del Sol Parking Deck Work. In connection therewith, CPR Del Sol has entered into the contracts described in Exhibit 5.12.1 annexed hereto (the "Del Sol Construction Contracts"). The Del Sol Parking Deck Work shall be built substantially in accordance with the plans and specifications described in
Exhibit 5.12.1 ("Del Sol Plans") and the budget annexed hereto as Exhibit
5.12.2. CPR Del Sol shall not modify the Del Sol Construction Contracts or the Del Sol Plans without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Purchaser's consent is required to any of the foregoing, Purchaser will be deemed to have approved any such action if Purchaser fails to respond to any request for consent within five (5) business days after receipt of such request for consent. In the event that CPR Del Sol shall not have completed the Del Sol Parking Deck Work by the Closing Date, then at Closing, (a) the Purchase Price shall be reduced by an amount (the "Del Sol Parking Deck Adjustment") equal to the sum of the outstanding amount necessary to complete the Del Sol Parking Deck Work including any unpaid amounts due under the Del Sol Construction Contracts (provided, if CPR Del Sol is disputing any such unpaid amounts with the contractors, CPR Del Sol shall have the right to deposit such disputed amounts with the Title Company pending resolution of such dispute in lieu of reducing the Purchase Price); (b) CPR Del Sol shall assign the Del Sol Construction Contracts and Del Sol Plans to Purchaser, (c) CPR Del Sol shall deliver to Purchaser the applicable Construction Documents relating to the Del Sol Parking Deck Work, and (d) Purchaser shall assume all of CPR Del Sol's rights and obligations under the Del Sol Construction Contracts and Del Sol Plans. Purchaser shall indemnify, defend and hold harmless Sellers of, from and against any and all loss, cost, expense (including reasonable attorney's fees), liability, damages, actions, causes of action, demands or claims with respect to Purchaser's failure to perform any of such obligations so assumed by Purchaser. CPR Del Sol shall indemnify, defend and hold harmless Purchaser of, from and against any and all loss, cost,

PURCHASE AND SALE AGREEMENT - PAGE 27
CPR PROPERTY
expense (including reasonable attorney's fees), liability, damages, actions, causes of action, demands or claims with respect to CPR Del Sol's to pay to contractors any amounts CPR Del Sol is disputing; provided that Purchaser shall give notice to CPR Del Sol within three (3) business days after any event for which Purchaser is entitled to indemnification under this Section arises and CPR Del Sol shall have the right, at its election to pay the disputed amount to such contractor from the amounts deposited with the Title Company and thereafter commence legal proceedings to recover such sums from such contractor. In the event that CPR Del Sol shall have completed the Del Sol Parking Deck Work by the Closing Date, then CPR Del Sol shall deliver to Purchaser at Closing the applicable Construction Documents relating to the completion of the Del Sol Parking Deck Work. The provisions of this Section 5.12 shall survive the Closing.

      5.13 Leasing Costs. Sellers shall pay all Leasing Costs due with respect to Leases entered into prior to the Closing Date (other than leasing commissions relating to renewal options that have not been exercised in writing prior to Closing) and with respect to renewal options if such renewal options have been exercised in writing and the term thereof has commenced prior to Closing.

      5.14 Consents. Sellers shall, at Sellers' expense, use reasonable efforts to obtain any consents required from Tenants, REA parties, parties to any Service Contract and the issuer of any Permit or Warranty if such consents are necessary to assign Leases, REAs, Service Contracts, Permits or Warranties.

      5.15 Recording of Deed. On or before the Closing Date, CPR Del Sol have submitted for recording, at CPR Del Sol's expense, a deed for the purposes of recording the structure currently occupied by BB&B.

      5.16 Books and Records. Sellers shall maintain the books and records relating to the Property in accordance with the accounting principles currently utilized by Sellers, consistently applied, and not change in any material manner any of their methods, principles or practices of accounting currently in effect, except as may be required by applicable Law or GAAP.

      5.17 Security Deposits. From and after the Approval Date, Sellers shall not apply any security deposits to delinquent rentals or other amounts owed by a Tenant while a Tenant is in possession of the space under its Lease without Purchaser's written consent.

      5.18 Compliance with Documents. Sellers shall continue to comply in all material respects with the terms and conditions of the Loan Documents, the Leases, the REAs, the Service Contracts, the Warranties and the Permits.

      5.19 Lease Terminations Upon Purchaser's Request. From and after the Approval Date, in the event of any monetary default by a Tenant under any Lease, Sellers shall, within five (5) business days after receipt of written request from Purchaser, deliver (a) a notice of default to such Tenant if required pursuant to such Lease and (b) a notice of termination of such Lease if such Tenant has not cured such default within any applicable notice and cure period. If such Tenant fails to vacate after the termination of such Lease, Sellers shall, at Purchaser's expense, take such legal action to remove such Tenant from occupancy as Purchaser may request in writing.

PURCHASE AND SALE AGREEMENT - PAGE 28
CPR PROPERTY

6. REPRESENTATIONS AND WARRANTIES.

      6.1 by Seller. Each Seller represents and warrants to Purchaser (all of which, as updated pursuant to Section 6.4, shall also be required to be true and correct in all material respects on and as of the Closing Date) as follows:

            6.1.1 Each Seller is duly organized and validly existing as a limited partnership under the laws of the State of Delaware. Each Seller is authorized to do business in the Commonwealth of Puerto Rico. The representatives executing this Agreement on such Seller's behalf have been duly authorized and are empowered to bind such Seller to this Agreement. This Agreement is, and as of the Closing each other agreement or instrument contemplated hereby to which such Seller will be a party will have been, duly authorized, executed and delivered on such Seller's behalf, and be the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement thereof or relating to creditors' rights generally and subject to the availability of equitable remedies and the effect of general principles of equity. The execution and performance of this Agreement by each Seller will not violate any material term of such Seller's limited partnership agreement.

            6.1.2 Subject to Lender's Consent, neither the execution of this Agreement, nor the performance of this Agreement will result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance under any agreement to which any Seller is a party.

            6.1.3 There is no existing or, to Sellers' knowledge, threatened litigation against any Seller, which, if adversely determined, could have a material adverse effect on such Person's ability to consummate the transactions contemplated hereby;

            6.1.4 To the best of Sellers' knowledge, except as set forth in the Environmental Reports, neither Sellers nor Manager have received any written notice of violation of any Environmental Laws;

            6.1.5 Except as set forth in Section 13.2, neither Sellers nor Manager has received written notice from any Governmental Entity regarding any change to the zoning classification of any Project, any condemnation proceedings relating to any Project or proceedings to widen or realign any street or highway adjacent to any Project.

            6.1.6 The list of Service Contracts set forth in Exhibit 4.3 is true, correct and complete as of the Effective Date. No written notice of default which remains uncured has been given or received by a Seller or Manager with respect to the Service Contracts. Neither the Sellers nor Manager have received written notice of any claim asserted against any Seller with respect to the Service Contracts.

            6.1.7 Exhibit 1.1.59 sets forth a true, correct and complete list of all Leases as of the Effective Date. Sellers have delivered true, correct and complete copies of the Leases set forth on Exhibit 1.1.59 to Purchaser. As of the Effective Date, there are no leases or occupancy agreements in effect at the Projects other than the Leases set forth in Exhibit 1.1.59. None of the Leases violates any exclusive rights granted to any other tenant or any prohibitions contained in any other Lease. As of the Closing Date, no Leases shall exist at the Property

PURCHASE AND SALE AGREEMENT - PAGE 29
CPR PROPERTY
other than the Leases set forth in Exhibit 1.1.59 and leases executed pursuant to Section 5.4. The foregoing does not constitute a representation or warranty that all of the Leases set forth in Exhibit 1.1.59 will be in effect on the Closing Date.

            6.1.8 The list of the Loan Documents contained in Exhibit 1.1.67 is true and complete. No written notice of default which remains uncured has been received by a Seller with respect to the Loan Documents.

            6.1.9 No Seller is a party to any employment agreements, collective bargaining agreements, union contracts or similar agreements affecting the Property by which Purchaser would be bound upon acquisition of the Property. Sellers have no employees.

            6.1.10 No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against any Seller.

            6.1.11 To Sellers' knowledge, the Rent Rolls are true, correct and complete as of the date thereof.

            6.1.12 No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state (including Puerto
Rico) or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Property in connection with the execution and delivery by Sellers of this Agreement and all documents contemplated hereunder or the consummation by Sellers of the transactions contemplated hereunder or thereunder.

            6.1.13 Exhibit 6.1.4 is a true, correct and complete list of all Security Deposits made by each of the tenants under the Leases which have not been applied as of September 30, 2004. Except as set forth in Exhibit 6.1.4, neither the Manager nor any Seller has received any advance payment of base rent (other than for the current month) on account of any of the Leases.

            6.1.14 Except as set forth in Exhibit 6.1.15, no written notice of default which remains uncured has been given or received by a Seller or Manager with respect to the Leases. Except as set forth in Exhibit 6.1.15, neither the Sellers nor Manager have received written notice of any claim asserted against any Seller with respect to the Leases.

            6.1.15 No written notice of default which remains uncured has been given or received by a Seller or Manager with respect to the REAs. Neither the Sellers nor Manager have received written notice of any claim asserted against any Seller with respect to the REAs.

            6.1.16 Exhibit 6.1.17 sets forth a correct and complete list of all Tenants listed on the Rent Roll for which any Seller or Manager has received written notice of any termination or cancellation as of the Effective Date.

            6.1.17 Sellers are not lessees under any ground lease at the Property.

            6.1.18 Except as set forth in Article 13, no Person has been granted an option to purchase any of the Property or has a right of first refusal (or right of first offer) to purchase any

PURCHASE AND SALE AGREEMENT - PAGE 30
CPR PROPERTY
of the Property. Except as set forth in Article 13, no Person has the right to require any Seller pursuant to any Lease or other agreement being assigned and assumed by Purchaser (or its Permitted Assignee) to purchase or sell any property

            6.1.19 The amount of all Lender Reserves held by Lender or Servicer as of September 30, 2004 is set forth on Exhibit 3.7.

            6.1.20 No written notice of default which remains uncured has been given or received by a Seller or Manager with respect to the Permits. No written notice of violation of any laws applicable to any Project which remains uncured has been received by a Seller or Manager.

            6.1.21 Sellers and, to the best of Sellers' knowledge, after having made diligent inquiry, any beneficial owner of twenty percent (20%) or more of any Seller: (a) is not currently identified on the OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.

            6.1.22 Exhibit 6.1.21 contains a true, correct and complete list of all casualty commercial liability and environmental insurance policies maintained by Sellers with respect to the Projects as of the date of this Agreement. To Sellers' knowledge, these policies are in full force and effect as of the date of this Agreement.

      6.2 By Purchaser. Purchaser represents and warrants to Sellers (all of which shall also be required to be true and correct in all material respects on and as of the Closing Date) as follows:

            6.2.1 Purchaser is a corporation, validly existing and in good standing under the laws of the State of Ohio, is authorized (or will be authorized at Closing) to do business in the Commonwealth of Puerto Rico, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its organizational documents.

            6.2.2 No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

            6.2.3 Purchaser acknowledges that, by the Approval Date, Purchaser will have had sufficient opportunity to inspect the Property fully and completely at its expense in order to ascertain to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations. Purchaser further acknowledges that, by the Approval Date, Purchaser will have had sufficient opportunity to review the Leases, Service Contracts, REAs, Loan Documents, expenses and other matters relating to the Property in order to determine, based upon its own investigations, inspections, tests and studies, whether to purchase the Property and to assume Seller's obligations under the Leases, Service Contracts, REAs and Loan Documents and otherwise with respect to the Property.

PURCHASE AND SALE AGREEMENT - PAGE 31
CPR PROPERTY

            6.2.4 Purchaser and, to the best of Purchaser's knowledge, after having made diligent inquiry, any beneficial owner of twenty percent (20%) or more of Purchaser: (a) is not currently identified on the OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.

Purchaser's representations and warranties pursuant to this Section 6.2 shall survive the Closing for the Survival Period.

      6.3 Mutual. Each Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with the Agreement or the sale of the Property, except for Transwestern Commercial Services ("Broker"), who will be paid by Purchaser pursuant to the terms of a separate agreement between Purchaser and Broker. Purchaser shall indemnify, defend and hold Sellers harmless from any claims for commission or other compensation from Broker. Sellers and Purchaser agree that each will indemnify, defend and hold the other harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Sellers or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property. The terms and provisions of this paragraph shall survive Closing hereunder.

      6.4 Modifications. Anything to the contrary in this Agreement notwithstanding, each Seller's representations and warranties made in this Agreement are now, and shall hereafter continue to be, modified, qualified and limited in all cases by the Exhibits attached to this Agreement, and by all other provisions of this Agreement, and by all updates hereafter delivered to Purchaser in accordance with this Agreement. Each Seller shall, within ten (10) business days after receiving notice or obtaining knowledge that any of its representations or warranties is or has become untrue, deliver written notice thereof to Purchaser, updating such representation or warranty. If, prior to Closing, Purchaser discovers that any representation, warranty or covenant of any Seller contained in this Agreement is or, as of the Closing Date, will be untrue in any material respect ("Representation Failure"), then Purchaser shall promptly give Sellers written notice of its objection thereto and Sellers shall update their representations and warranties to correct such Representation Failure. In the event that such updates disclose facts or circumstances which result in an Aggregate Income Decrease of $1,000,000 or less, Purchaser's sole remedy shall be an adjustment to the Purchase Price in an amount equal to such Aggregate Income Decrease divided by the applicable Cap Rate(s). If such updates disclose facts or circumstances which result in an Aggregate Income Decrease of more than $1,000,000, Sellers shall deliver written notice ("Update Election Notice") to Purchaser setting forth whether or not Sellers elect to (x) cure such facts or circumstances (if curable) to Purchaser's reasonable satisfaction prior to Closing (provided, if such cure is not complete by Closing, Sellers may elect to postpone the Closing for up to thirty (30) days in order to provide Sellers with an opportunity to complete such cure), or (y) reduce the Purchase Price by an amount equal to such Aggregate Income Decrease divided by the applicable Cap Rate(s). If Sellers elect to cure or reduce the Purchase Price, Purchaser shall not have the right to terminate this Agreement. If Sellers elect not to cure or reduce the Purchase Price, Purchaser's sole right shall be to elect within five (5) business days after receipt of the Update Election Notice to either (a) terminate this Agreement (other than Surviving Obligations) and to receive a refund of the Deposit, or (b) close without reduction in the Purchase Price (other than an

PURCHASE AND SALE AGREEMENT - PAGE 32
CPR PROPERTY
adjustment to the Purchase Price in an amount equal to $1,000,000 divided by the applicable Cap Rate(s)). If such updates disclose facts or circumstances which result in any additional payment obligations Purchaser would be required to assume at Closing, Sellers shall deliver written notice ("Cost Election Notice") to Purchaser setting forth that Sellers elect to (x) cure such facts or circumstances (if curable) to Purchaser's reasonable satisfaction prior to Closing (provided, if such cure is not complete by Closing, Sellers may elect to postpone the Closing for up to thirty (30) days in order to provide Sellers with an opportunity to complete such cure),, (y) reduce the Purchase Price by an amount equal to such additional payment obligations, or (z) if Sellers are disputing such additional payment obligations, deposit an amount equal to such additional payment obligations in escrow with the Title Company and indemnify Purchaser with respect thereto. Purchaser shall not have the right to terminate this Agreement as a result of such additional payment obligations. In the event that Sellers and Purchaser are unable to agree upon the amount of the Aggregate Income Decrease or the amount of additional payment obligations resulting from the information disclosed in such updates, the dispute shall be submitted to arbitration pursuant to Section 14.18 hereof and the determination of the arbitrator shall be binding on Sellers and Purchaser.

7. COSTS AND PRORATIONS.

      7.1 Sellers' Costs. Sellers shall pay the following costs of closing this transaction:

            7.1.1 The fees and disbursements of Seller's counsel;

            7.1.2 The cost of all notarial tariffs and internal revenue stamps required for the original of each Deed of Purchase and Sale to Purchaser (the notary public shall be selected by Seller);

            7.1.3 Fifty percent (50%) of the cost of (a) the Title Policies in the amount of the Purchase Price, (b) any endorsements to the Title Policies which are requested by Purchaser and which were obtained by Sellers in connection with their acquisition of the Property, and (c) the Updated Surveys;

            7.1.4 Fifty percent (50%) of any fees and charges imposed by the Lender or Servicer with respect to Lender's Consent, including legal fees and disbursements of Lender and/or Servicer;

            7.1.5 All costs of obtaining the estoppels required under Sections
10.1.2 and 10.1.3;

            7.1.6 Fifty percent (50%) of any and all escrow fees;

            7.1.7 Any other expense(s) incurred by Sellers or their representative(s) in closing this transaction.

      7.2 Purchaser's Costs. Purchaser shall pay the following costs of closing this transaction:

            7.2.1 The fees and disbursements of its counsel, inspecting architect and engineer and any other consultants engaged by Purchaser, if any;

PURCHASE AND SALE AGREEMENT - PAGE 33
CPR PROPERTY

            7.2.2 The cost of all internal revenue stamps required for the first certified copy of each Deed of Purchase and Sale to Purchaser and all stamps and vouchers and all other costs relating to the recordation of the certified copy of each such Deed of Purchase and Sale in the Registry of Property;

            7.2.3 Fifty percent (50%) of the cost of (a) the Title Policies in the amount of the Purchase Price, (b) any endorsements to the Title Policies which are requested by Purchaser and which were obtained by Sellers in connection with their acquisition of the Property, and (c) the Updated Surveys;

            7.2.4 Fifty percent (50%) of any fees and charges imposed by the Lender or Servicer with respect to Lender's Consent, including legal fees of Lender and/or Servicer;

            7.2.5 Fifty percent (50%) of any and all escrow fees;

            7.2.6 All costs of any endorsements to the Title Policies which are requested by Purchaser and which were not obtained by Sellers in connection with their acquisition of the Property;

            7.2.7 All commission or other compensation due to Broker; and

            7.2.8 Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction.

      7.3 Prorations of Income and Expenses.

            7.3.1 Sellers and Purchaser agree to adjust the following items:

                  a) All rents (other than Additional Rents (as hereinafter defined) and Percentage Rent) billed for the month in which the Closing Date occurs will be prorated as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Apportionment Date") based on the actual number of days in the month during which the applicable Closing Date occurs and Sellers will be entitled to such rent for the period on and before the Apportionment Date, and Purchaser will be entitled to such rent for the period after the Apportionment Date. All rents payable by each Tenant whose Lease commences on or after the Closing shall belong entirely to Purchaser, including any pre-paid rentals received by Sellers. Should rent be received subsequent to Closing by Purchaser which belongs to Sellers, it will be promptly remitted to Sellers, and should rent be received subsequent to Closing by Sellers which belongs to Purchaser, it will promptly be remitted to Purchaser;

                  b) An amount equal to all cash Security Deposits, together with any interest required to be paid thereon, will be credited to Purchaser and Sellers shall have the right to retain such cash Security Deposits;

                  c) Personal property taxes, water and sewer charges, utility charges (utility charges will be prorated based on the last reading of meters prior to Closing performed at Seller's request, if possible) and the value of fuel stored at the Property will be prorated at the Sellers' most recent cost (on the basis of a reading made within 10 days prior to the Closing by the supplier but subject to Section 7.3.2) as of the Apportionment Date;

PURCHASE AND SALE AGREEMENT - PAGE 34
CPR PROPERTY

                  d) Amounts owed or paid by the Sellers under the Service Contracts and Permits assumed by Purchaser will be prorated as of the Apportionment Date;

                  e) Sellers shall be responsible for (i) leasing commissions and tenant improvement allowances and costs (collectively, "Leasing Costs") for each lease entered into prior to the Closing Date, (ii)with respect to any Surface Rights Space, Cayey Outparcel Space and/or Escorial Outparcel Space which is not leased at Closing, for leasing commissions, not to exceed the amounts set forth in Exhibit 7.3.1, with respect to the first lease of each portion of such Surface Rights Space, Cayey Outparcel Space and/or Escorial Outparcel Space executed during the Income Support Term, (iii) the Best Buy Costs, and (iv) Leasing Costs for each renewal option which has been exercised in writing prior to Closing if such renewal term commences before Closing. Purchaser shall be responsible for Leasing Costs for any lease renewals, the term of which commences on or after the Closing Date and for all Leasing Costs (other than for leases of Surface Rights Space, Cayey Outparcel Space and/or Escorial Outparcel Space as specifically set forth in subclauses (ii) and (iii) of this Section 7.3.l(e)) for leases entered into after the Closing Date; and

                  f) Sellers shall be responsible for all interest on the Existing Financing attributable to the period prior to the Closing Date, and Purchaser shall be responsible for all interest on the Existing Financing attributable to periods from and after the Closing Date.

            7.3.2 Prorations shall be paid at Closing by Purchaser to Sellers (if the prorations result in a net credit to Sellers) or by Sellers to Purchaser (if the prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the items prorated are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Sellers and Purchaser.

            7.3.3 If on the Closing Date, any tenant under a Lease is in arrears in the payment of rent, then any amount received by Sellers or Purchaser from any such tenant after the Closing Date (net of reasonable collection costs) shall be applied in the following order: (1) first, to Sellers for the month in which the Closing occurred, (2) then to Purchaser for any period after the month in which the Closing occurred, and (3)then, to Sellers for any period prior to the month in which the Closing occurred. However, anything in this Agreement to the contrary notwithstanding, Purchaser and Sellers shall be bound by any written instructions given or notations made by any such tenant(s) as to what period(s) they are paying. If any rents received by Sellers or Purchaser after the Closing Date are payable to the other party by reason of the foregoing, then the same (net of reasonable out-of-pocket collection costs) shall be promptly paid to the other party.

            7.3.4 Pursuant to the Leases, each Seller bills tenants for Additional Rents on a calendar year basis, with a reconciliation of amounts billed and actual amounts incurred made generally within 120 days after the end of such calendar year. At the Closing, Sellers shall deliver to Purchaser a list of Additional Rent, however characterized, under each Lease, including without limitation, common area maintenance charges, real estate taxes, electrical charges, utility costs and other operating expense or escalation charges (collectively, "Additional Rents") billed to tenants for the calendar year in which the Closing occurs (both on a monthly

PURCHASE AND SALE AGREEMENT - PAGE 35
CPR PROPERTY
basis and in the aggregate), the basis on which the monthly amounts are being billed and the amounts incurred by the Sellers on account of the components thereof for such calendar year. Upon the reconciliation by Purchaser of the amounts billed to tenants, and the amounts actually incurred for such calendar year, Sellers and Purchaser shall be liable for overpayments of Additional Rent ("Lease Overpayments"), and shall be entitled to payments from tenants ("Lease Reconciliation Payments"), as the case may be, on a pro-rata basis based upon each party's period of ownership during such calendar year. Purchaser shall promptly remit to Sellers Sellers' pro-rata share of Reconciliation Payments received by Purchaser. Sellers shall promptly remit to Purchaser Sellers' pro-rata share of Overpayments. In addition, Purchaser agrees that if the reconciliations by the Sellers of Additional Rents for the calendar year immediately preceding the year in which the Closing occurs ("Prior Year") have not been completed and billed to tenants on or before the Closing Date, then upon delivery by Sellers to Purchaser of bills to the tenants for any adjustment ("Prior Year Adjustment") to the Additional Rents for the Prior Year, Purchaser shall submit such bills to the Tenants. Purchaser shall promptly remit to Sellers any Prior Year Adjustment payments received by Purchaser from Tenants. In the event any Tenant pays Additional Rent on an annual basis (rather than monthly estimated payments), any Additional Rent collected by Purchaser from such Tenant pertaining to the calendar year in which the Closing occurs shall be prorated on a per diem basis as and when collected. Any amounts relating to Sellers' period of ownership shall be paid to Sellers promptly after receipt by Purchaser.

            7.3.5 Percentage Rent, if any, payable under each Lease shall be prorated with respect to the full lease year or other applicable full period provided for under the Lease in which the Closing occurs on a per diem basis as and when collected. The proration of Percentage Rent, if any, shall be based on aggregate sales for the full lease year or other applicable full period under the Lease, without attributing tenant's specific sales amount to the period before the Closing Date or the period from and after the Closing Date. Any Percentage Rent collected by Purchaser (including any Percentage Rent which is delinquent) and pertaining to (i) an entire lease year or accounting period of a tenant under a Lease which ends on a date prior to the date of Closing, and (ii) that portion of a lease year or accounting period of such tenant covering a period prior to the date of Closing where such lease year or accounting period begins prior to the date of Closing and ends thereafter, shall in both cases be paid to Sellers promptly after receipt by Purchaser. In the event that any Tenants have prepaid estimated Percentage Rent, such prepaid Percentage Rent shall be credited to Purchaser at Closing, subject to the prorations required by the preceding paragraph following the end of the full lease year or other applicable full period;

            7.3.6 Common area maintenance expenses and charges ("REA CAM") payable by or to the Sellers under or in connection with the REA, if any, shall be prorated for the calendar year in which the Closing Date occurs. Sellers shall be responsible for all such REA CAM incurred prior to Closing, and Purchaser shall be responsible for the same on and subsequent to the Closing Date. At the Closing, Sellers shall deliver to Purchaser a list of such REA CAM billed under each REA for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis on which the monthly amounts are being billed and the amounts incurred by the Sellers on account of the components thereof for such calendar year. Upon the reconciliation by Purchaser of the amounts billed to REA Parties, and the amounts actually incurred for such calendar year, Sellers and Purchaser shall be liable for overpayments of REA CAM ("REA Overpayments"), and shall be entitled to payments from REA Parties ("REA Reconciliation Payments"), as the case may be, on a pro-rata basis based upon each party's period of ownership during such calendar year. Purchaser shall promptly remit to

PURCHASE AND SALE AGREEMENT - PAGE 36
CPR PROPERTY

Sellers Sellers' pro-rata share of REA Reconciliation Payments received by Purchaser. Sellers shall promptly pay to Purchaser Sellers' pro-rata share of REA Overpayments. In addition, Purchaser agrees that if the reconciliations by Sellers of REA CAM for the Prior Year have not been completed and billed to REA Parties tenants on or before the Closing Date, then upon delivery by Sellers to Purchaser of bills for any adjustment to such REA CAM ("Prior Year REA Adjustment") for the Prior Year, Purchaser shall submit such bills to the REA Parties. Purchaser shall promptly remit to Sellers any Prior Year REA Adjustment payments received by Purchaser.

            7.3.7 Purchaser shall use reasonable efforts using its standard collection practices during the six (6) month period immediately following Closing to collect and promptly remit to the applicable Seller rents or other amounts due from Tenants and REA Parties for the period prior to Closing with respect to the Project owned by it; provided that Purchaser shall not be required to pursue legal action to enforce collection of any such amounts. If Purchaser collects any such amounts, Purchaser shall promptly pay such amounts (after deducting any out-of-pocket costs incurred by Purchaser in collecting same) to Sellers. If Purchaser uses reasonable efforts to collect such past-due amounts for the first six (6)months after Closing but is unsuccessful, each Seller shall have the right to commence legal action to collect delinquent rents or REA CAM thereafter, but in no event shall any Seller have the right to evict any Tenant or terminate any Tenant's lease or any REA. Sellers agree that any legal action by Sellers to collect such delinquent amounts shall be commenced within three (3)months after the end of the foregoing six (6) month period. In the event that Sellers commence legal action against a Tenant for such delinquent amounts and such Tenant names Purchaser as a thirty-party defendant or otherwise causes Purchaser to be named in such legal action, Sellers shall defend Purchaser (except to the extent that any claims by such Tenant against Purchaser relate to any period after the Closing). In the event that Sellers commence legal action against a Tenant for such delinquent amounts, such Tenant withholds rent from Purchaser because of such legal action and such legal action is determined in favor of such Tenant, Sellers shall reimburse Purchaser for the rents withheld by such Tenant, to the extent such Tenant does not pay such rents to Purchaser within one (1) month after such determination. Notwithstanding the foregoing, if a Tenant against whom Sellers have commenced legal action was in arrears on the date such action was commenced, such Tenant shall not be deemed to be withholding rent from Purchaser because of such legal action, whether or not such Tenant fails to pay rent to Purchaser after the commencement of such action. The provisions of Section 7.3 shall survive the Closing.

            7.3.8 After the Closing Date, within seven (7) days following Purchaser's (or the Permitted Assignee's) written request, Sellers shall use commercially reasonable efforts to deliver (or cause to be delivered) to Purchaser (or its Permitted Assignee) all financial and other data relating to the operating expenses and/or the Tenant reconciliations specified in the request (including, but not limited to billings, records and back-up for any period prior to Closing, together with any spreadsheets or other documentation showing the method of calculation of the recoveries) so that Purchaser (or its Permitted Assignee) can reconcile some or all of the operating expenses for the applicable Tenant or Tenants. After the Closing Date, within seven (7) days following Seller's written request, Purchaser shall use commercially reasonable efforts to deliver (or cause to be delivered) to Seller all financial and other data relating to the operating expenses and/or the Tenant reconciliations specified in the request (including, but not limited to billings, records and back-up for that portion of 2005 after Closing, together with any spreadsheets or other documentation showing the method of calculation of the recoveries) so that Seller can reconcile some or all of the operating expenses for the applicable Tenant or Tenants.

PURCHASE AND SALE AGREEMENT - PAGE 37
CPR PROPERTY

      7.4 Proration of Taxes.

            7.4.1 General real estate taxes and special assessments relating to the Property payable during the year in which Closing occurs shall be prorated as of the Closing Date. If Closing shall occur before the actual taxes and special assessments payable during such year are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding year, provided that, if the taxes and special assessments payable during the year in which Closing occurs are thereafter determined to be more or less than the taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), Sellers and Purchaser promptly shall adjust the proration of such taxes and special assessments, and Sellers or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment and this covenant shall not merge with the deed delivered hereunder but shall survive the Closing.

            7.4.2 The Tenants listed on Exhibits 7.4.2(A) and (B) pay real estate and/or personal property taxes directly to the appropriate taxing authority. In the event that any of such Tenants listed on Exhibit 7.4.2(A) has not paid such taxes as of the Closing Date, then such Tenant's taxes shall be prorated as of the Closing Date at the rate set forth in the applicable tax certificate (without taking into account any discount that may be applicable). In the event that any of such Tenants listed on Exhibit 7.4.2(B) is in default under the terms of its Lease and has not paid such taxes as of the Closing Date, then such Tenant's taxes shall be prorated as of the Closing Date at the rate set forth in the applicable tax certificate (without taking into account any discount that may be applicable). Within ten (10) days after delivery by Sellers to Purchaser of tax certificates showing that any of the foregoing Tenants paid such taxes after Closing, Purchaser shall refund to Sellers the prorated portion of such Tenant's taxes for the period commencing January 1, 2005 and ending on the Closing Date.

      7.5 Prorations in General. Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in the State of New York.

      7.6 Corrections. In the event any prorations, apportionments or computations shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the party from which it is entitled to such adjustment within one (1) year after the Closing Date.

      7.7 Draft Statements. Sellers shall deliver to Purchaser a draft of a settlement statement setting forth the proposed adjustments to the Purchase Price and prorations of income and expenses at least fifteen (15) business days prior to Closing.

      7.8 Purpose and Intent. Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 7 and elsewhere in this Agreement is that Sellers shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through 11:59 p.m. of the day preceding the Closing Date and Purchaser shall bear all such expenses and receive all such income accruing thereafter.

PURCHASE AND SALE AGREEMENT - PAGE 38
CPR PROPERTY

8. DAMAGE, DESTRUCTION OR CONDEMNATION.

      8.1 Material Event. If, prior to Closing, (a) the number of parking spaces on any Project are reduced by casualty or eminent domain below the number of parking space required to comply with applicable laws or the terms of any Lease or REA, (b) the Improvements located on any Project are damaged and the cost of repair exceeds $10,000,000 (as mutually determined by Sellers and Purchaser),
(c) more than five percent (5%) of the aggregate rentable square feet of the Improvements on the Property are taken under power of eminent domain, or (d) all access to any Project is destroyed or taken under power of eminent domain and the cost to repair or replace such access exceeds $10,000,000 (as mutually determined by Sellers and Purchaser) (each, a "Material Event"), Purchaser may elect to terminate this Agreement prior to the Closing Date by giving written notice of its election to Sellers within thirty (30) days after receiving notice from Sellers of such destruction or taking, which notice from Sellers shall contain such information as is reasonably necessary for Purchaser to make its election. In the event that Sellers' notice of the Material Event is received by Purchaser less than thirty (30) days prior to the scheduled Closing Date, Purchaser shall have the right to adjourn the Closing to the extent necessary for Purchaser to have a period of thirty (30) days after receiving Sellers' notice to determine whether Purchaser will elect to terminate this Agreement. If Purchaser does not give such written notice within such thirty (30) day period,
(x) this transaction shall be consummated on the Closing Date without reduction of the Purchase Price, and (y) the applicable Seller will assign to Purchaser the physical damage proceeds of any insurance policy(ies) payable to such Seller or such Seller's portion of any condemnation award (but such Seller shall retain insurance recoveries or condemnation award reimbursing such Seller for its expenditures, if any, in making repairs or replacements of any such damage, destruction or taking), and, if an insured casualty, pay to Purchaser the amount of any deductible.

      8.2 Immaterial Event. If, prior to Closing, any Project is subject to a casualty or a condemnation event that is not a Material Event, Purchaser shall close this transaction on the Closing Date without reduction of the Purchase Price, and the Seller that owns the affected Project will assign to Purchaser the physical damage proceeds of any insurance policies payable to such Seller, or such Seller's rights to any portion of any condemnation award (but such Seller shall retain insurance recoveries or condemnation aware reimbursing such Seller for its expenditures, if any, in making repairs or replacements of any such damage, destruction or taking), and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.

      8.3 Dispute. In the event that Sellers and Purchaser are unable to agree upon a determination of whether any casualty or condemnation is a Material Event, Sellers and/or Purchaser shall submit their dispute to arbitration pursuant to Section 14.18 hereof and the determination of the arbitrator shall be binding on Sellers and Purchaser.

9. NOTICES.

      Any notice required or permitted to be given hereunder shall be deemed to be given (a) when hand delivered, or (b) one (1) business day after pickup by Airborne, Federal Express, or similar overnight express service, in each case addressed to the parties at their respective addresses referenced below:

PURCHASE AND SALE AGREEMENT - PAGE 39
CPR PROPERTY

If to Seller:                     CPR Del Sol LP, S.E.
                                  CPR Escorial LP, S.E.
                                  CPR Cayey LP, S.E.
                                  CPR Palma Real LP, S.E.
                                  CPR lsabela LP, S.E.
                                  CPR San German LP, S.E.
                                  1120 Avenue of the Americas
                                  New York, New York 10036
                                  Attention: Michael Lefkowitz

        With a copy to:           Kronish Lieb Weiner & Hellman LLP
                                  1114 Avenue of the Americas
                                  New York, New York 10036
                                  Attention: Maureen E. Hannon

If to Purchaser:                  Developers Diversified Realty Corporation
                                  3300 Enterprise Parkway
                                  Beachwood, OH 44122
                                  Attention: Scott A. Wolstein
                                             CEO and Chairman of the Board

        With a copy to:           Joan U. Allgood
                                  Senior Vice President and Secretary
                                  Developers Diversified Realty Corporation
                                  3300 Enterprise Parkway
                                  Beachwood, OH 44122

        If to Title Company:      Commonwealth Land Title Insurance Company
                                  655 Third Avenue
                                  New York, New York 10017
                                  Attention: Asher Fried

or in each case to such other address as either party may from time to time designate by giving notice in writing to the other party. Effective notice will be deemed given only as provided above.

10. CONDITIONS TO CLOSING.

      10.1 Purchaser's Conditions. Purchaser's obligation to purchase the Property at Closing and to pay the Purchase Price is expressly conditioned upon the following (unless waived or deemed waived pursuant to the provisions of this Agreement, or otherwise in a writing signed by Purchaser).

            10.1.1 Each Seller's warranties and representations set forth in
Article 6 herein, as updated pursuant to Section 6.4, shall be true and correct in all material respects as of the date of Closing. Sellers shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the Closing Date and Sellers shall not have breached in any material respect any covenants that prevent Purchaser from fulfilling its obligations under this Agreement. Seller shall have executed and delivered all documents and instruments required to be executed and delivered by it under this Agreement at the Closing.

PURCHASE AND SALE AGREEMENT - PAGE 40
CPR PROPERTY

            10.1.2 At Closing, Sellers shall deliver estoppel certificates in all material respects in the form of Exhibit 10.1.2, dated no earlier than the Effective Date, from all Required Tenants and from an aggregate of Tenants representing not less than seventy-five percent (75%) of the rentable square feet with respect to each Project (exclusive of the Surface Rights Parcel, Cayey Outparcel and Escorial Outparcel and occupants under temporary license and concession agreements). Sellers shall use commercially reasonable efforts to obtain estoppel certificates from all other Tenants ("Other Estoppels"). Notwithstanding the foregoing sentence, if any tenant estoppel certificate shall contain or otherwise disclose a material substantive exception from the form of "clean" estoppel certificate as provided in the form of Exhibit 10.1.2, the same shall still be treated as the delivery of a tenant estoppel certificate for purposes of this Section 10.1.2, provided that (i) if any such disclosure evidences a material deviation from the matters set forth in Exhibit 1.1.61 or from the information set forth in the Leases and such deviation is or results in a specified or readily ascertainable dollar amount, such estoppel certificate shall be deemed an update of Sellers' representations under Section 6.4 and Sellers and Purchaser shall have the rights, remedies and obligations set forth in Section 6.4 with respect thereto, or (ii) if any such disclosure evidences a material deviation from the matters set forth in Exhibit 1.1.61 or from the information set forth in the Leases and such deviation is not a specified or readily ascertainable dollar amount, Purchaser shall be entitled to (a) terminate this Agreement in its entirety and receive the Deposit, or (b) waive the requirement and close without reduction in the Purchase Price. In the event Sellers are unable to deliver one hundred percent (100%) of the Other Estoppels (for this purpose, again excluding occupants under temporary license and concession agreements), Sellers shall furnish Sellers' estoppels (each a "Seller Estoppel Certificate") in the form of Exhibit 10.1.2, dated as of the Closing Date. A Seller Estoppel Certificate shall be deemed a representation from Sellers which shall survive Closing for the Survival Period; provided if after Sellers deliver a Seller Estoppel Certificate on behalf of a tenant, the applicable tenant delivers an estoppel certificate (and such estoppel certificate does not state any materially different information from that set forth in the Seller Estoppel Certificate), except as set forth in Section 14.14.4, the Seller Estoppel Certificate shall be of no further force and effect. In the event Sellers are unable to comply with the preceding provisions of this Section 10.1.2, Purchaser shall be entitled to (a) terminate this Agreement in its entirety and receive the Deposit, or (b) waive the requirement and close without reduction in the Purchase Price.

      Anything to the contrary herein notwithstanding, Purchaser hereby acknowledges that many tenants have their own forms of estoppel letter, and delivery of such alternative forms shall satisfy the conditions of this Section
10.1.2 provided that the tenants using such alternative forms do not disclose therein (a) the existence of unresolved material claims against a Seller (as landlord) which shall survive Closing, or (b) matters materially inconsistent with Seller's' representations set forth in this Agreement or in the Exhibits attached hereto.

            10.1.3 At Closing, Sellers shall deliver estoppel certificates in all material respects in the form of Exhibit 10.1.3, dated no earlier than the Approval Date, from each of the REA Parties, provided that if Sellers are unable to obtain any such estoppel certificates from the REA Parties, Sellers shall deliver estoppels from Sellers in the form of Exhibit 10.1.3, dated as of the Closing Date. In the event Sellers are unable to comply with the preceding provisions of this Section 10.1.3, Purchaser's remedies shall be limited to (a) terminating this Agreement in its entirety and receiving the Deposit, or (b) waiving the requirement and closing without reduction in the Purchase Price.

PURCHASE AND SALE AGREEMENT -  PAGE 41
CPR PROPERTY

            10.1.4 Subject only to payment of all premiums for same, the Title Company shall be prepared to issue at Closing (or prepared to unconditionally commit to issue at Closing, with no "gap" exception) its base title policies in the required form subject only to the Permitted Exceptions.

            10.1.5 Purchaser shall have obtained the written consent of Lender to the transactions set forth herein ("Lender's Consent"). Promptly after the date hereof, Sellers and Purchaser shall apply for Lender's Consent and, in connection therewith, Purchaser shall furnish accurate and complete financial and background information regarding Purchaser as requested by Lender or Servicer. If Lender's Consent is not received on or before the Closing Date, then Sellers or Purchaser shall have the right to adjourn the Closing for up to ninety (90) days in order for Purchaser to obtain Lender's Consent. If Lender's Consent is not received within such ninety (90) day period, either Sellers or Purchaser may, upon ten (10) days' prior written notice, terminate this Agreement (unless Lender's Consent is received within such ten (10) day period, in which case, such termination shall be null and void).

            10.1.6 No event of default shall exist and be continuing under the Loan Documents.

            10.1.7 On the Closing Date, if the Surface Rights Space and/or any of the Cayey Outparcel Space and/or Escorial Outparcel Space is not subject to a lease at Closing, and/or the average base rent payable per square foot under any executed Cayey Outparcel Leases and Escorial Outparcel Leases is less than $31.00 per square foot, the applicable Sellers shall enter into an agreement with Purchaser (the "Income Support Agreement") in the form annexed hereto as
Exhibit 10.1.7.

            10.1.8 At Closing, the applicable Sellers shall, to the extent applicable, deposit into escrow with the Escrow Agent the aggregate Income Support Payments payable under the Income Support Agreement and shall enter into an agreement with Purchaser and Escrow Agent (the "Income Support Escrow Agreement") substantially in the form annexed hereto as Exhibit 10.1.8.

            10.1.9 Subject to Section 2.4, the closings under the CRV Agreement and the MPR Agreement shall occur simultaneously with the Closing hereunder.

            10.1.10 On or prior to the Closing Date, no Seller shall have (i) applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged (with no right of appeal) prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged (with no right of appeal) prior to the Closing Date, (ii) been unable to meet its debts as they became due or admitted in writing an inability to pay its debts as they mature, (iii) made a general assignment for the benefit of creditors, (iv) been adjudicated a bankrupt or insolvent, or had a voluntary or involuntary petition for reorganization granted with respect to such Person, or
(v) filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any voluntary or involuntary petition filed against it in any proceeding under any of the foregoing laws, in each case, unless the same shall have been dismissed, canceled or terminated prior to the Closing Date.

PURCHASE AND SALE AGREEMENT - PAGE 42
CPR PROPERTY

            10.1.11 At Closing, Sellers shall have delivered the Management Agreements executed by Manager.

      10.2 Sellers' Conditions. Sellers' obligation to convey the Property at Closing is expressly conditioned upon the following (unless waived or deemed waived pursuant to the provisions of this Agreement, or otherwise in a writing signed by Sellers):

            10.2.1 Purchaser's warranties and representations set forth in
Article 6 herein shall be true and correct in all material respects as of the date of Closing. Purchaser shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the applicable Closing Date and Purchaser shall not have breached in any material respect any covenants that prevent Sellers from fulfilling their obligations under this Agreement. Purchaser shall have executed and delivered all documents and instruments required to be executed and delivered by it under this Agreement at the Closing

            10.2.2 Lender shall have given Lender's Consent.

            10.2.3 At Closing, Purchaser shall have executed and delivered a property management agreement with respect to each Project (collectively, the "Management Agreements") in the form annexed hereto as Exhibit 10.2.4 between Purchaser and PMI Retail Property Management Corp. ("Manager").

            10.2.4 Subject to Section 2.4, the closings under the CPR Agreement and the MPR Agreement shall occur simultaneously with the Closing hereunder.

            10.2.5 At Closing, Purchaser shall have paid the balance of the Purchase Price (as adjusted pursuant to the terms of this Agreement).

11. CLOSING AND ESCROW.

      11.1 Escrow Instructions. Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company to serve as the instructions to the Title Company as the escrow holder for consummation of the transaction contemplated herein. Sellers and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of the Agreement shall prevail.

      11.2 Sellers' Deliveries. Sellers shall deliver, either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:

            11.2.1 A Deed of Purchase and Sale dated as of the date of delivery, conveying each Parcel and the Improvements located thereon to Purchaser, subject only to the Permitted Encumbrances, the form of which shall be agreed upon by the parties prior to the Approval Date (collectively, the "Deed of Purchase and Sale").

PURCHASE AND SALE AGREEMENT - PAGE 43
CPR PROPERTY

            11.2.2 A Bill of Sale in the form attached hereto as Exhibit 11.2.2 conveying the Personal Property.

            11.2.3 (i)The Leases described in Section 2.1.5 which are still in effect as of Closing and any new Leases entered into pursuant to Section 5.4;
(ii) a current listing of any tenant Security Deposits and prepaid rents held by Sellers with respect to the Property; and (iii) an assignment of such Leases, Security Deposits, and prepaid rents by way of an Assignment and Assumption of Leases agreement in the form attached hereto as Exhibit 11.2.3.

            11.2.4 An assignment of all Service Contracts which Purchaser has not elected to terminate and all Permits and Warranties to Purchaser by way of an Assignment and Assumption of Contracts, Permits and Warranties agreement, in the form attached hereto as Exhibit 11.2.4.

            11.2.5 An assignment of all REAs to Purchaser by way of an Assignment and Assumption of REA agreement, in the form attached hereto as
Exhibit 11.2.5.

            11.2.6 Limited partnership authorizations in form reasonably satisfactory to the Title Company authorizing the transactions contemplated by this Agreement.

            11.2.7 Letters notifying tenants of the conveyance of the Property in the form attached hereto as Exhibit 11.2.7.

            11.2.8 An affidavit and certificate as to parties in possession and debts and liens in a form reasonably required by the Title Company and reasonably acceptable to Seller.

            11.2.9 All keys to all Improvements, combinations to any safes thereon, passwords for all computers thereon and any security devices therein in such Seller's possession.

            11.2.10 All Plans, Tenant correspondence, and other Tenant files.

            11.2.11 All Loan Documents relating to any Existing Financing assumed by Purchaser.

            11.2.12 All estoppel certificates referred to in Sections 10.1.2 and
10.1.3 in the forms required and permitted in said Sections.

            11.2.13 An assignment of Sellers' right, title and interest in and to all reserves, deposits and escrow for which Sellers have received the Reserve Reimbursement.

            11.2.14 An assignment of Sellers' right, title and interest in and to the interest rate caps purchased by the Sellers with respect to the Existing Financing.

            11.2.15 To the extent applicable, the Income Support Agreement.

            11.2.16 To the extent applicable, the Income Support Escrow
Agreement.

            11.2.17 The Holdback Escrow Agreement.

PURCHASE AND SALE AGREEMENT - PAGE 44
CPR PROPERTY

            11.2.18 The Management Agreements executed by Manager.

            11.2.19 To the extent applicable, assignments and assumptions of the Cayey Construction Contracts, Cayey Plans, Escorial Construction Contracts, Escorial Plans, Del Sol Construction Contracts and Del Sol Plans.

            11.2.20 To the extent applicable, an assignment and assumption of the Theater LOI.

            11.2.21 To the extent applicable, an assignment and assumption of the San German Expropriation.

            11.2.22 To the extent applicable, an assignment and assumption of the Existing Post-Closing Agreement, together with a written acknowledgement from the Prior Owners that Sellers are not in default under such Existing Post-Closing Agreement.

            11.2.23 Such other instruments as may be reasonably requested by Lender or Servicer in connection with Purchaser's assumption of any Existing Financing, so long as such instruments do not impose any liability on Sellers or their respective partners.

            11.2.24 Such notice to the REA Parties regarding the change in ownership as may be required by the REAs or as Purchaser may otherwise reasonably request.

            11.2.25 A "non-foreign person certification" from each Seller in the form required by Section 1445 of the Internal Revenue Code of 1986, as amended from time to time.

            11.2.26 Such other instruments, affidavits, and tax returns and certificates as are customarily executed by the seller of an interest in property in connection with the recording of a deed to land in the Commonwealth of Puerto Rico.

      11.3 Purchaser's Deliveries. At the Closing, Purchaser shall execute, acknowledge and/or deliver, as applicable, the following:

            11.3.1 The Purchase Price.

            11.3.2 The documents referred to in Sections 11.2.3(iii), 11.2.4, 11.2.13, 11.2.14, 11.2.15, 11.2.16, 11.2.17, 11.2.18, 11.2.19, 11.2.20, 11.2.21
and 11.2.22.

            11.3.3 A corporate authorization in a form reasonably satisfactory to the Title Company authorizing the transactions contemplated by this Agreement.

            11.3.4 All documents reasonably required by Lender or Servicer in connection with the transfer of the Property to the Purchaser, and the assumption of the obligations under the Loan Documents, so long as such documents do not increase the financial or other material obligations or liabilities of the borrowers thereunder.

            11.3.5 Such other instruments, affidavits and certificates as are customarily executed by the purchaser of an interest in property in connection with the recording of a deed to land in the Commonwealth of Puerto Rico.

PURCHASE AND SALE AGREEMENT - PAGE 45
CPR PROPERTY

      11.4 Possession. Purchaser shall be entitled to possession of the Property upon conclusion of the Closing subject to the rights of Tenants under the Leases.

      11.5 Insurance. Sellers shall terminate their policies of insurance as of noon on the Closing Date, and Purchaser shall be responsible for obtaining its own insurance thereafter.

      11.6 Notice Letters. At Closing, Sellers shall provide to Purchaser letters from Sellers to the parties to the Service Contracts and utility companies serving the Projects, advising them to direct to Purchaser all bills for the services provided to the Property on and after the Closing Date. Sellers shall be entitled to the return of any deposit(s) posted prior to the Closing with any utility company.

12. DEFAULT; FAILURE OF CONDITION.

      12.1 Purchaser Default. If Purchaser shall become in material breach of or material default under this Agreement and the breach or default continues beyond the expiration of the cure period, if any, provided in Section 14.7 hereof, the Deposit shall be retained by Sellers as liquidated damages, and all parties shall be relieved of and released from any further liability hereunder except for the Surviving Obligations. Sellers and Purchaser agree that the Deposit is a fair and reasonable amount to be retained by Sellers as agreed and liquidated damages in light of Sellers' removal of the Property from the market and the costs incurred by Sellers and shall not constitute a penalty or a forfeiture.

      12.2 Seller Default. If Sellers shall refuse or fail to convey the Property as herein provided for any reason other than (a) a default by Purchaser and the expiration of the cure period, if any, provided under Section 14.7 hereof, (b) the existence of a Pending Default (as defined in and contemplated by Section 14.7), or (c) any other provision of this Agreement which permits Sellers to terminate this Agreement or otherwise relieves Sellers of the obligation to convey the Property, Purchaser shall elect as its sole and exclusive remedy hereunder either to (i) terminate the Agreement and recover the Deposit; or (ii) enforce Sellers' obligations under this Agreement by filing suit within thirty (30) days of Sellers' default, provided that no such action in specific performance shall seek to require Sellers to do any of the following: (1) change the condition of any of the Projects or restore the same after any fire or other casualty; (2) subject to Section 12.3, below, expend money or post a bond to remove a title encumbrance or defect (other than an Consensual Lien that Sellers are required to cure) or correct any matter shown on a survey of any of the Projects; or (3) secure any permit, approval, or consent with respect to the Property or Sellers' conveyance of the Property. In the event of Sellers' willful refusal to close this transaction or in the event specific performance is not available as the result of Sellers' willful default under this Agreement, then Sellers shall reimburse Purchaser on demand for all commercially reasonable third-party out-of-pocket expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement (including, without limitation, any costs of survey, title, environmental or physical inspections and attorneys' fees) and such reimbursement obligation shall survive termination of this Agreement. In the event that specific performance is not available because Sellers have conveyed the Property to a third party, then, in addition to receiving the Deposit and reimbursement of Purchaser's commercially reasonable third-party out-of-pocket expenses as aforesaid, Purchaser shall also be entitled to liquidated damages in the amount of $14,914,000.00. Sellers and Purchaser each acknowledge that this liquidated damages provision is neither unconscionable, nor a penalty. Sellers expressly waive any defense that they may have to the enforcement of this provision on the ground that it represents a penalty or

PURCHASE AND SALE AGREEMENT - PAGE 46
CPR PROPERTY
is excessive or disproportionate to, or an unreasonable estimate of, Purchaser's damages. Purchaser waives any right to receive any other amounts as damages as a result of Sellers' refusal or failure to convey the Property.

      12.3 New Defects. If, prior to Closing, Purchaser or any Seller discovers that: (i) title to any Project is subject to defects, limitations or encumbrances not shown on the Title Commitments or the Updated Surveys and/or
(ii) there is a violation of any Law at any Projects which arose after the Approval Date (each a "New Defect" and collectively, the "New Defects"), then the party who discovered the New Defect shall give the other party on or before the date which is five (5) business days after its discovery (the "New Defect Notice Date"), written notice of the New Defect (each a "New Defect Notice"). In such event, Sellers or Purchaser may elect to postpone the Closing for up to thirty (30) days in order to provide Sellers with an opportunity to cure such New Defect. The parties acknowledge and agree that no Seller shall have any obligation to cure any New Defect unless such New Defect is a Consensual Lien. Sellers shall give Purchaser written notice (the "Election to Cure") of whether it intends to cure such New Defect on or before the date which is five (5) business days after receipt (or delivery) of the New Defect Notice (the "Cure Election Deadline"). If Sellers fail to deliver the Election to Cure by the Cure Election Deadline, then Sellers shall be deemed to have elected not to cure the New Defect. In the event that Sellers fail to cure, elect not to cure or are deemed to have elected not to cure such New Defect, then Purchaser shall have the right to elect on or before the date which is five (5) business days following the Cure Election Deadline (the "New Defect Termination Date") to terminate this Agreement (which election may be made in Purchaser's sole and absolute discretion). In the event that Purchaser delivers written notice to Sellers of its election to terminate on or before the New Defect Termination Date, then this Agreement shall be deemed terminated as of the date of such notice and the Deposit shall be returned to Purchaser, whereupon neither the Sellers nor the Purchaser shall have any further liability to the other hereunder, except for Surviving Obligations hereunder. In the event that Sellers fail to cure, elect not to cure or are deemed to have elected not to cure such New Defect and Purchaser fails to make an election to terminate on or before the New Defect Termination Date, then all the matters set forth in a New Defect Notice shall be deemed to be Permitted Encumbrances. The parties agree that the provisions of this Section 12.3 are not intended to supercede any rights and remedies Purchaser may have in the event that Sellers breach the covenants set forth in Section 5.5.

13. RELEASES OF PORTIONS OF THE PROPERTY.

      13.1 Cayey Theater Parcel. Pursuant to that certain letter of intent dated March 28, 2003 (the "Theater LOI") between Cayey Developers, S.E. (the "Prior Cayey Owner") and Cayey Cinema Corporation ("CCC")), a copy of which is annexed hereto as Exhibit 13.1, CPR Cayey is obligated to terminate that certain lease dated December 9, 1997 (the "CCC Lease") between the Prior Cayey Owner and CCC and to convey the property described in the Theater LOI ("Theater Parcel") to CCC for a purchase price of $1,000,000 ("Theater Consideration") upon satisfaction of certain conditions. In connection therewith, CPR Cayey and CCC will enter into a reciprocal easement agreement (the "ECR")as more particularly described in the Theater LOI. Purchaser shall have the right to approve the ECR, such approval not to be unreasonably withheld or delayed, and Purchaser will be deemed to have approved such ECR if Purchaser fails to respond to any request for approval within five (5) business days after delivery of such request for approval. In the event that the conditions precedent to such lease termination and property conveyance are satisfied prior to Closing, CPR Cayey shall have the right to terminate the CCC Lease, convey the Theater Parcel to CCC, enter into the ECR and receive the Theater

PURCHASE AND SALE AGREEMENT - PAGE 47
CPR PROPERTY

Consideration. In such event, Seller shall be entitled to retain the Theater Consideration and the Purchase Price shall be reduced by an amount equal to the Theater Consideration. If the conditions precedent to such lease termination and property conveyance are not satisfied prior to Closing, CPR Cayey shall assign and Purchaser shall assume the rights and obligations of CPR Cayey with respect to the Theater LOI. Purchaser shall indemnify, defend and hold harmless Sellers of, from and against any and all loss, cost, expense (including reasonable attorney's fees), liability, damages, actions, causes of action, demands or claims with respect to Purchaser's failure to perform any of such obligations so assumed by Purchaser.

      13.2 San German Condemnation. Sellers and Purchaser acknowledge that CPR San German has received a notification and/or disposition for forced expropriation (the "Expropriation") of the portion of the San German Parcel shown on Exhibit 13.2 hereto (the "Expropriated Parcel"). Prior to Closing, CPR San German shall control any action or proceeding relating to the Expropriation but shall not enter into a settlement agreement relating to the compensation to be paid for the Expropriated Parcel ("Expropriation Proceeds") without the prior written consent of Purchaser, which shall not be unreasonably withheld or delayed. In the event that the Expropriation has not been completed prior to Closing, Purchaser shall control any such action or proceeding after the Closing but shall not enter into a settlement agreement relating to the compensation to be paid for the Expropriated Parcel ("Expropriation Proceeds") without the prior written consent of CPR San German, which shall not be unreasonably withheld or delayed. Upon receipt by CPR San German or Purchaser, the Expropriation Proceeds shall be distributed (i) first, to pay the costs of obtaining such Expropriation Proceeds, relocating any pylon signs and/or restoring any Improvements (or to reimburse CPR San German or Purchaser for any such costs paid by CPR San German or Purchaser) and (ii) fifty percent (50%) of the remaining Expropriation Proceeds to CPR San German and fifty percent (50%) to Purchaser; provided, however, if the Expropriation Proceedings (a) reduce the number of parking spaces at the San German Parcel below the number of spaces required pursuant to any Planning Board Regulation such that Purchaser would be unable to rebuild the existing buildings on the San German Parcel to their current size, (b) materially adversely affects access to the San German Parcel, or (c) reduce the number of parking spaces at the San German Parcel to the extent that the landlord under any of the Leases at the San German Project would be in default of any parking requirement set forth in such Leases, then Purchaser shall be entitled to 100% of the Expropriation Proceeds (after payment or reimbursement of costs of obtaining such Expropriation Proceeds). Notwithstanding anything to the contrary contained herein, the rights of CPR San German and/or Purchaser to prosecute any action, enter into any settlement and/or receive any Expropriation Proceeds shall be subject to rights of Lender under the Loan Documents.

      13.3 Additional Existing Obligations.

            13.3.1 At the closing of Sellers' acquisition of the Property, Sellers entered into a certain Post Closing Agreement between Sellers, CPR Property Holdings LP, S.E. and the Prior Owners, a copy of which is annexed hereto as Exhibit 13.3 (the "Existing Post-Closing Agreement").

            13.3.2 Sellers represent and warrant to Purchaser that Sellers have performed the obligations set forth in Sections 1 and 2 of the Existing Post-Closing Agreement.

            13.3.3 Sellers represent and warrant to Purchaser that, as of the date hereof, (a) Sellers have not performed the obligations set forth in Section 3 of the Existing Post-Closing

PURCHASE AND SALE AGREEMENT - PAGE 48
CPR PROPERTY

Agreement, (b) Sellers are not in default of their obligations under Section 3 of the Existing Post-Closing Agreement, and (c) Sellers have not received the notice from SG II Corp. referenced in Section 3(a).

            13.3.4 Sellers represent and warrant to Purchaser that, as of the date hereof, (a) Sellers have not performed the obligations set forth in Section 4 of the Existing Post-Closing Agreement, (b) Sellers are not in default of their obligations under Section f of the Existing Post-Closing Agreement of the Existing Post-Closing Agreement, and (c) Sellers have not received notice from the Prior Owners that the conditions precedent to Sellers' obligations under
Section 4 of the Existing Post-Closing Agreement have been satisfied.

            13.3.5 Sellers represent and warrant to Purchaser that, as of the date hereof, (a) Sellers have not performed the obligations set forth in Section 5 of the Existing Post-Closing Agreement, (b) Sellers are not in default of their obligations under Section 5 of the Existing Post-Closing Agreement, (c) Sellers and Prior Owners are in the process of drafting the Deed of Restriction referenced in Section 5 of the Existing Post-Closing Agreement, and (d) Sellers have not given or received any notice of any claim for indemnification under
Section 5 of the Existing Post-Closing Agreement.

            13.3.6 Sellers represent and warrant to Purchaser that, as of the date hereof, (a) Sellers have not performed the obligations set forth in Section 6 of the Existing Post-Closing Agreement, (b) Sellers are not in default of their obligations under Section 6 of the Existing Post-Closing Agreement, and
(c) Sellers have not received any notice of any claim for indemnification under
Section 6 of the Existing Post-Closing Agreement.

            13.3.7 Prior to Closing, Sellers shall have the right to perform their obligations under Section 3 through 6 of the Existing Post-Closing Agreement if required to do so pursuant to the terms thereof. Sellers agree that Sellers shall deliver Purchaser written notice of any such performance and Sellers shall obtain Purchaser's prior written consent, not to be unreasonably withheld or delayed, to any document or instrument to be executed by Sellers pursuant to Section 4 through 6 of the Existing Post-Closing Agreement. In the event that Purchaser's consent is required hereunder, Purchaser will be deemed to have approved any such document or instrument if Purchaser fails to respond to any request for consent within five (5)business days after receipt of such request for consent.

            13.3.8 In the event that Sellers have not performed any of the obligations set forth in Sections 3 through 6 of the Existing Post-Closing Agreement, Purchaser shall assume such obligations at Closing. Purchaser shall also assume the indemnification obligations of Sellers thereunder with respect to the period from and after the Closing. Purchaser shall indemnify, defend and hold harmless Sellers of, from and against any and all loss, cost, expense (including reasonable attorney's fees), liability, damages, actions, causes of action, demands or claims with respect to Purchaser's failure to perform any of such obligations so assumed by Purchaser.

      13.4 Survival. The provisions of this Article 13 shall survive the Closing.

14. MISCELLANEOUS.

      14.1 Entire Agreement. This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with

PURCHASE AND SALE AGREEMENT - PAGE 49
CPR PROPERTY
respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

      14.2 Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      14.3 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO RULES RELATING TO THE CONFLICTS OF LAWS.

      14.4 Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and the appellate courts of any thereof, and by execution and delivery of this Agreement, each party to this Agreement hereby accepts, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party to this Agreement hereby expressly and irrevocably submits the person of such party to this Agreement to the in personam jurisdiction of the foregoing courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Agreement. To the extent permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Agreement or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of such party to this Agreement in any such court. To the fullest extent permitted under applicable law, each party to this Agreement irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court referred to in this
Section 14.4, any claim that any such suit, action or proceeding has been brought in an inconvenient forum, any claim that it is not personally subject to the jurisdiction of any such court or that this Agreement or the subject matter hereof may not be enforced in or by such court.

      14.5 Assignability. Purchaser shall have the right to assign this Agreement and all of its rights under this Agreement to an entity ("Permitted Assignee") in which Purchaser directly or indirectly owns at least ten percent (10%) of the interests and the balance of such interests are owned by one or more joint venture partners of institutional quality, including, but not limited to, Macquarie-DDR Trust, an Australian Listed Property Trust, or to one or more newly formed and validly existing wholly-owned subsidiaries of Purchaser (or the Permitted Assignee) upon five (5)days prior written notice to Sellers. Purchaser shall use reasonable efforts to minimize any delay such assignment may cause in connection with obtaining Lender's Consent. Except for the foregoing, Purchaser shall not assign this Agreement. Any assignment in contravention of this provision shall be void. No assignment shall release the Purchaser herein named from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto.

      14.6 Successors Bound. This Agreement shall be binding upon and inure to the benefit of Purchaser and Sellers and their respective successors and permitted assigns.

PURCHASE AND SALE AGREEMENT - PAGE 50
CPR PROPERTY

      14.7 Breach. Should either party be in breach of or default under or otherwise fail to comply with any of the terms of this Agreement, except as otherwise provided in this Agreement, the complying party shall have the option to terminate this Agreement upon ten (10) days written notice to the other party of the alleged breach, default or failure unless such defaulting party cures such breach, default or failure within such ten (10) day period. The non-defaulting party shall promptly notify the defaulting party in writing of any such alleged breach, default or failure upon obtaining knowledge thereof. The Closing Date shall be extended to the extent necessary to afford the defaulting party the full ten-day period within which to cure such breach, default or failure; provided, however, that the failure or refusal by a party to perform on the Closing Date (except in respect of a Pending Default by the other party) shall be deemed to be an immediate default without the necessity of notice; and provided further, that if the Closing Date shall have been once extended as a result of default by a party, such party shall be not be entitled to any further notice or cure rights with respect to that or any other default. For purposes of this Section 14.7, a "Pending Default" shall be a default for which (i) written notice was given by the non-defaulting party, and (ii) the cure period extends beyond the scheduled Closing Date.

      14.8 Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of it provisions.

      14.9 No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

      14.10 Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

      14.11 Recordation. Purchaser and Sellers agree not to record this Agreement or any memorandum hereof.

      14.12 Submission of Agreement. The submission by Sellers to Purchaser of this Agreement shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Sellers irrespective of any reliance thereon, change of position or partial performance. The submission by Sellers of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Sellers shall similarly have no binding force and effect on Sellers unless and until Sellers shall have executed this Agreement and the Deposit shall have been received by the Title Company and a counterpart thereof shall have been delivered to Purchaser.

      14.13 Tax Protest. If, as a result of any tax protest or otherwise, any refund is paid or reduction of any real property or other tax or assessment is made available relating to the Property with respect to any period for which, under the terms of this Agreement, Sellers are responsible, Sellers shall be entitled to receive or retain such refund or the benefit of such reduction, less the equitable prorated costs of collection and any amounts which are required to be refunded to Tenants pursuant to Leases.

      14.14 Indemnification, Survival and Limitation: Sellers' Knowledge.

PURCHASE AND SALE AGREEMENT - PAGE 51
CPR PROPERTY

            14.14.1 Sellers shall, indemnify, defend and hold harmless Purchaser and the Permitted Assignees and their respective officers, directors, employees, agents and representatives (collectively, the "Purchaser Indemnitees"), from and against any and all actions, proceedings, costs, damages (excluding consequential and other indirect damages), claims, losses, liabilities (absolute and contingent), fines, penalties, payments, costs and expenses (including reasonable counsel fees, interest, penalties and disbursements) (collectively, "Losses"), that may be asserted against or suffered or incurred by Purchaser Indemnitees during the period commencing on the Closing Date and ending on the day immediately preceding the first anniversary of the Closing Date (the "Survival Period") arising out of, or relating to, (a) the Property with respect to any period prior to the Closing Date, except to the extent specifically assumed by Purchaser herein, (b) all Taxes relating to any period prior to the Closing (other than taxes and special assessments which are prorated pursuant to Section 7.4, transfer or recording taxes which are apportioned pursuant to Sections 7.1 and 7.2 and any Taxes which are the obligation of any Tenant or REA Party to pay), (c) all liabilities and obligations relating to the Property which arose prior to the Closing Date which are not assigned to and assumed by Purchaser at Closing (excluding any liabilities or obligations which are apportioned herein and any liabilities or obligations for which any Tenant or REA Party is obligated), and/or (d) all liabilities and obligations of Sellers which are not related to the Property.

            14.14.2 Sellers shall, indemnify, defend and hold harmless Purchaser Indemnitees, from and against any and all Losses, that may be asserted against or suffered or incurred by Purchaser Indemnitees during the Survival Period arising out of, or relating to, a breach of any representation or warranty, covenant or agreement by Sellers made in this Agreement or any document or instrument delivered pursuant hereto.

            14.14.3 Purchaser Indemnitees shall give prompt written notification of any claim for Losses to Sellers, provided, however, written notification of any claim for Losses must be received by Sellers on or before the expiration of the Survival Period or such claim shall be forever barred and Sellers shall have no liability with respect thereto.

            14.14.4 Notwithstanding anything contained in this Section 14.14 to the contrary, to the extent any Tenant under a Lease certifies in its estoppel certificate as to any of the matters which are contained in the representations and warranties in Section 6.1 of this Agreement, then in the event of any Losses with respect to such representations and warranties Purchaser covenants that it will first use commercially reasonable efforts (provided that Purchaser shall not be required to pursue legal action) to obtain payment of such Losses from such Tenant before its seeks to recover from Sellers pursuant to the indemnification under Section 14.14 of this Agreement. In the event that Sellers receive a notice of a potential claim for Losses against a Tenant on or before the expiration of the Survival Period, then this notice shall satisfy the requirements of Section 14.14.3 of this Agreement and the notice requirements under the Holdback Escrow Agreement and the Escrow Agent shall retain the amounts required under the Escrow Agreement pending resolution of such Losses. If such Losses are paid from the amounts held in escrow pursuant to the Holdback Escrow Agreement, then, upon the request of Sellers, Purchaser shall, at Sellers' expense, commence litigation against such Tenant with respect to such Losses using counsel selected by Sellers and continue such litigation as directed by Sellers; provided, in no event shall Purchaser be obligated to evict any Tenant or terminate any Tenant's Lease.

PURCHASE AND SALE AGREEMENT - PAGE 52
CPR PROPERTY

            14.14.5 If Purchaser discovers (or a Seller discloses) on or prior to the Closing Date that any of Sellers' representations and warranties in this Agreement are untrue or incorrect, Purchaser's sole rights and remedies shall be as set forth in Sections 6.4 and 10.1.2.

            14.14.6 The aggregate liability of Sellers for any indemnification obligations under this Section 14.14 shall not exceed $5,692.1 67.39 ("Maximum Indemnification Amount") and recovery of actual Losses up to that amount is Purchaser's sole and exclusive remedy hereunder provided, however, Sellers shall have no liability to Purchaser for matters disclosed by Sellers to Purchaser or discovered by Purchaser prior to Closing.

            14.14.7 Whenever a representation or warranty is made in this Agreement on the basis of the knowledge of Sellers, such representation and warranty is made solely on the basis of the actual knowledge without inquiry or investigation of Mark Lipschutz, Michael Lefkowitz, Barry Breeman, John Adams and/or Stan Zippin (collectively, the "Knowledge Parties"). Purchaser acknowledges that the Knowledge Parties are named herein solely for the purpose of defining the scope of the Sellers' knowledge and not for the purpose of imposing any liability upon or creating any duties running from such Knowledge Parties to Purchaser. Purchaser agrees that it will bring no action of any kind against such Knowledge Parties related to or arising out of this Agreement.

            14.14.8 All indemnity, defense and/or hold harmless obligations contained herein shall survive the Closing for the Survival Period. All indemnity, defense and/or hold harmless obligations of Sellers in favor of Purchaser shall run to, and be for the benefit of, any Permitted Assignee(s) of Purchaser.

            14.14.9 In order to secure the payment by the Sellers of any Losses pursuant to this Section 14.14, the Sellers shall deposit into escrow with the Title Company an amount equal to the Maximum Indemnification Amount to be held and disbursed pursuant to an escrow agreement (the "Holdback Escrow Agreement") in the form annexed hereto as Exhibit 14.14.9.

            14.14.10 Sellers' indemnification obligations set forth in this
Section 14.14 shall run to, and be for the benefit of, the Permitted
Assignee(s).

      14.15 No Processing. Without Sellers' prior written consent, until the Closing, Purchaser shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof, or have any communications with any governmental agency or official relating to the condition (environmental or otherwise) of the Property, except that Purchaser (or the Title Company or Purchaser's retained consultants on Purchaser's behalf) shall have the right to communicate with governmental agencies or officials in connection with (a) the preparation of the Title Commitments, Title Policies and Updated Surveys and the delivery of copies of all items shown as exceptions to title therein; (b) tax searches; (c) searches to determine whether there are any violations of any laws, rules or regulations applicable to the Property; and (d) preparation of any Phase
I environmental report relating to the Property.

      14.16 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in New

PURCHASE AND SALE AGREEMENT - PAGE 53
CPR PROPERTY

York. New York, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 500 p.m. New York, New York time.

      14.17 Section 1031 Exchange. Either party may consummate the purchase or sale (as applicable) of all or any of the Projects as part of a so-called like kind exchange (an "Exchange") pursuant to Section 1031 of the Code, provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to the exchanging party's obligations under this Agreement, (b) the exchanging party shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary, (c) neither party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the other party; and (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the non-exchanging party had the exchanging party not consummated the transaction through an Exchange. Neither party shall by this Agreement or acquiescence to an Exchange desired by the other party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with Section 1031 of the Code.

      14.18 Arbitration. Any matter arising pursuant to any provision hereunder which specifies that such matter shall be resolved by arbitration shall be submitted to arbitration in accordance with the provisions of this Section
14.18. The party having the right to submit a matter to arbitration and exercising its right to do so shall have the right to request an arbitration which shall be conducted in accordance with the Rules of Arbitration of the American Arbitration Association for a single arbitrator arbitration (the "Rules") in New York, New York, or at such other location as may be agreed between the parties. The arbitration shall be conducted by a single arbitrator chosen in accordance with such Rules, provided that such arbitrator shall be a person having at least ten (10) years experience in real estate. The determination of the arbitrator shall be made within thirty (30) days following the appointment of such arbitrator and shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. Each party shall pay the fees and expenses of the arbitrator as determined by the arbitrator. The provisions of this Section 14.18 shall survive the Closing.

      14.19 Limitation of Liability.

            14.19.1 Purchaser hereby acknowledges and agrees that in no event shall any partner of any Seller ever be liable to Purchaser as a result of a breach of this Agreement, and Purchaser agrees to look solely to (a) Sellers for satisfaction of any claim, loss or damage in the event the Closing does not occur or (b) the Maximum Indemnification Amount then held pursuant to the Holdback Escrow Agreement for satisfaction of any claim, loss or damage in the event the Closing occurs.

            14.19.2 In no event shall Sellers or any direct or indirect partner, member, shareholder, owner or affiliate thereof, any officer, member, director, employee or agent of any of the foregoing or any affiliate or controlling person thereof be liable to Purchaser in contract, tort or otherwise with respect to any indirect, consequential, special, exemplary or incidental damages arising from or relating to this Agreement or any Closing document. In no event will

PURCHASE AND SALE AGREEMENT - PAGE 54
CPR PROPERTY

Purchaser or any direct or indirect partner, member, shareholder, owner or affiliate thereof, any officer, member, director, employee or agent of any of the foregoing or any affiliate or controlling person thereof be liable to any Seller in contract, tort or otherwise with respect to any indirect, consequential, special, exemplary or incidental damages arising from or relating to this Agreement or any Closing document.

      14.20 Delivery of Financial Statements. Seller agrees that PricewaterhouseCoopers LLP ("PWC) may review, before or after Closing, the Project Financial Statements of Sellers and provide to Purchaser, at Purchaser's expense, such other financial statements and related information as may be required to be included in public filings made by Purchaser, at the times required by, and to the extent required by, applicable securities laws or rules or policies of the NYSE or, as reasonably determined by Purchaser to be advisable in connection with an offering of its securities, including without limitation, the so-called "3-14 Review" as of September 30, 2004. Sellers shall provide to Purchaser or PWC such information in order for PWC to complete its 3-14 Review, which may be completed by December 31, 2004, at the Purchaser's option. In addition, Sellers shall execute and deliver a Letter of Representation to PWC in connection with the 3-14 Review in a form attached here to as Exhibit 14.20. "Project Financial Statements" means, with respect to the Projects, (i)revenue and expense detail for all Projects prepared on the accrual basis of accounting identified to be audited by PWC for the period ended September 30, 2004, and (ii) revenue and expense detail for all Projects with appropriate accrual basis adjustments as deemed necessary by PWC for the periods ended September 30, 2004. In addition, the Seller is to deliver to the Purchaser the audited statements prepared for each Project for the year ended December 31,2004, once complete.

      14.21 Time of the Essence. Time is of the essence with respect to Sellers' and Purchaser's obligations to close on the Closing Date; provided such Closing Date may be extended pursuant to Sections 2.4.2, 4.2.2, 6.4, 8.1, 10.1.5, 12.3 and 14.7 hereof.

PURCHASE AND SALE AGREEMENT - PAGE 55
CPR PROPERTY

      IN WITNESS WHEREOF, Purchaser and Sellers have executed this Agreement on the date set forth below, effective as of the Effective Date.

                                   SELLERS

                                        CPR DEL SOL LP, S.E. a Delaware limited
                                        partnership

                                        By    CPR Del Sol GP Inc., S.E., its
                                              general partner

                                              By: /s/ Mark Lipshutz
                                                 -------------------------------
                                              Name:  Mark Lipshutz
                                              Title: CEO

                                        CPR ESCORIAL LP, S.E. a Delaware limited partnership

                                        By    CPR Escorial GP Inc., S.E., its
                                              general partner

                                              By: /s/ Mark Lipshutz
                                                 -------------------------------
                                              Name:  Mark Lipshutz
                                              Title: CEO

                                        CPR CAYEY LP, S.E. a Delaware limited
                                        partnership

                                        By    CPR Cayey GP Inc., S.E., its
                                              general partner

                                              By: /s/ Mark Lipshutz
                                                 -------------------------------
                                              Name:  Mark Lipshutz
                                              Title: CEO

                                        CPR PALMA REAL LP, S.E. a Delaware
                                        limited partnership

                                        By    CPR Palma Real GP Inc., S.E., its
                                              general partner

                                              By: /s/ Mark Lipshutz
                                                 -------------------------------
                                              Name:  Mark Lipshutz
                                              Title: CEO

PURCHASE AND SALE AGREEMENT
CPR PROPERTY

                                        CPR ISABELA LP, S.E. a Delaware limited
                                        partnership

                                        By    CPR lsabela GP Inc., S.E., its
                                              general partner

                                              By:    /s/ Mark Lipshutz
                                                 -------------------------------
                                              Name:  Mark Lipshutz
                                              Title: CEO

                                        CPR SAN GERMAN LP, S.E. a Delaware
                                        limited partnership

                                        By    CPR San German GP Inc., S.E., its
                                              general partner

                                              By:    /s/ Mark Lipshutz
                                                 -------------------------------
                                              Name:  Mark Lipshutz
                                              Title: CEO

                                   PURCHASER:

                                        DEVELOPERS DIVERSIFIED REALTY
                                        CORPORATION, an Ohio corporation

                                        By:_____________________________________
                                         Name:
                                         Title:

PURCHASE AND SALE AGREEMENT
CPR PROPERTY

                                        CPR ISABELA LP, S.E.a Delaware Limited
                                        partnership

                                        By    CPR Isabela GP Inc., S.E., its
                                              general partner

                                              By:_______________________________
                                              Name:
                                              Title:

                                        CPR SAN GERMAN LP, S.E. a Delaware
                                        limited partnership

                                        By    CPR San German GP Inc., S.E., its
                                              general partner

                                              By:_______________________________
                                              Name:
                                              Title:

                                   PURCHASER:

                                        DEVELOPERS DIVERSIFIED REALTY
                                        CORPORATION, an Ohio corporation

                                        By: /s/ JOAN U. ALLGOOD
                                           -------------------------------------
                                         Name:  JOAN U. ALLGOOD
                                         Title: SENIOR VICE PRESIDENT

      An original, fully executed copy of this Agreement, together with the Deposit, has been received by the Title Company this 2nd, day of November, 2004, and by execution hereof the Title Company hereby covenants and agrees to be bound by the terms of this Agreement.

                                        TITLE INSURANCE COMPANY

                                        COMMONWEALTH LAND TITLE INSURANCE
                                        COMPANY

                                       By: /s/ Asher Fried
                                          --------------------------------
                                       Name: Asher Fried
                                            ------------------------------
                                       Title: Vice President
                                             -----------------------------

                                     JOINDER

The undersigned joins into this Agreement for the sole purpose of: (i) agreeing to the provisions of Section 6.3 above, and (ii) releasing Sellers from any claim for commission or other compensation relating to the Agreement or the transactions contemplated thereby whether the transaction closes or not.

                                        TRANSWESTERN COMMERCIAL SERVICES

                                        By: /s/ Nathan R. Isikoff
                                           -------------------------------
                                           Vice Chairman
PURCHASE AND SALE AGREEMENT
CPR PROPERTY